                                                               Exhibit 10.18

                                REVOLVING CREDIT
                                    AGREEMENT



                           Dated as of February 27, 2001



                                      among



                                  COACH, INC.,



                     THE LENDERS LISTED ON SCHEDULE I HERETO



                                       and



                  FLEET NATIONAL BANK, as Administrative Agent



                                       and



                       HSBC BANK USA, as Syndication Agent



                                      with



                       FLEET SECURITIES, INC., as Arranger

                                TABLE OF CONTENTS

1.   DEFINITIONS AND RULES OF INTERPRETATION.........................................................1
         1.1.   DEFINITIONS..........................................................................1
         1.2.   RULES OF INTERPRETATION..............................................................17
2.   THE REVOLVING CREDIT FACILITY...................................................................17
         2.1.   COMMITMENT TO LEND...................................................................17
         2.2.   COMMITMENT FEE.......................................................................19
         2.3.   REDUCTION OF TOTAL COMMITMENT........................................................19
         2.4.   THE REVOLVING CREDIT NOTES...........................................................19
         2.5.   INTEREST ON REVOLVING CREDIT LOANS...................................................20
         2.6.   REQUESTS FOR REVOLVING CREDIT LOANS..................................................20
                  2.6.1.   GENERAL...................................................................21
                  2.6.2.   SWING LINE................................................................21
         2.7.   CONVERSION OPTIONS...................................................................21
                  2.7.1.   CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN.....................21
                  2.7.2.   CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN.............................22
                  2.7.3.   EURODOLLAR RATE LOANS.....................................................22
                  2.7.4.   APPLICABILITY OF CONVERSION AND CONTINUATION PROVISIONS...................23
         2.8.   FUNDS FOR REVOLVING CREDIT LOAN......................................................23
                  2.8.1.   FUNDING PROCEDURES........................................................23
                  2.8.2.   ADVANCES BY ADMINISTRATIVE AGENT..........................................23
         2.9.   SETTLEMENTS..........................................................................24
                  2.9.1.   GENERAL...................................................................24
                  2.9.2.   FAILURE TO MAKE FUNDS AVAILABLE...........................................24
                  2.9.3.   NO EFFECT ON OTHER LENDERS................................................25
3.   REPAYMENT OF THE REVOLVING CREDIT LOANS.........................................................25
         3.1.   MATURITY.............................................................................25
         3.2.   MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS.......................................25
         3.3.   OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS........................................26
4.   LETTERS OF CREDIT...............................................................................27
         4.1.   LETTER OF CREDIT COMMITMENTS.........................................................27
                  4.1.1.   COMMITMENT TO ISSUE LETTERS OF CREDIT.....................................27
                  4.1.2.   LETTER OF CREDIT APPLICATIONS.............................................27
                  4.1.3.   TERMS OF LETTERS OF CREDIT................................................27
                  4.1.4.   REIMBURSEMENT OBLIGATIONS OF LENDERS......................................28
                  4.1.5.   PARTICIPATIONS OF LENDERS.................................................28
         4.2.   REIMBURSEMENT OBLIGATION OF THE BORROWER.............................................28
         4.3.   LETTER OF CREDIT PAYMENTS............................................................29
         4.4.   OBLIGATIONS ABSOLUTE.................................................................29
         4.5.   RELIANCE BY ISSUER...................................................................30
         4.6.   LETTER OF CREDIT FEE.................................................................30
5.   CERTAIN GENERAL PROVISIONS......................................................................31
         5.1.   CLOSING AND ARRANGEMENT FEES.........................................................31
         5.2.   ADMINISTRATIVE AGENT'S FEE...........................................................31

                                          -ii-

         5.3.   FUNDS FOR PAYMENTS...................................................................31
                  5.3.1.   PAYMENTS TO ADMINISTRATIVE AGENT..........................................31
                  5.3.2.   NO OFFSET, ETC............................................................31
         5.4.   COMPUTATIONS.........................................................................32
         5.5.   INABILITY TO DETERMINE EURODOLLAR RATE...............................................32
         5.6.   ILLEGALITY...........................................................................33
         5.7.   ADDITIONAL COSTS, ETC................................................................33
         5.8.   CAPITAL ADEQUACY.....................................................................34
         5.9.   CERTIFICATE..........................................................................35
         5.10.   INDEMNITY...........................................................................35
         5.11.   INTEREST AFTER DEFAULT..............................................................35
                  5.11.1.   OVERDUE AMOUNTS..........................................................35
                  5.11.2.   AMOUNTS NOT OVERDUE......................................................35
6.   GUARANTIES......................................................................................36
         6.1.   GUARANTIES OF SUBSIDIARIES...........................................................36
7.   REPRESENTATIONS AND WARRANTIES..................................................................36
         7.1.   CORPORATE AUTHORITY..................................................................36
                  7.1.1.   INCORPORATION; GOOD STANDING..............................................36
                  7.1.2.   AUTHORIZATION.............................................................36
                  7.1.3.   ENFORCEABILITY............................................................37
         7.2.    GOVERNMENTAL APPROVALS..............................................................37
         7.3.    TITLE TO PROPERTIES.................................................................37
         7.4.    FINANCIAL STATEMENTS AND PROJECTIONS................................................37
                  7.4.1.   FISCAL YEAR...............................................................37
                  7.4.2.   FINANCIAL STATEMENTS......................................................37
                  7.4.3.   PROJECTIONS...............................................................38
         7.5.    NO MATERIAL ADVERSE CHANGES, ETC....................................................38
         7.6.    FRANCHISES, PATENTS, COPYRIGHTS, ETC................................................38
         7.7.    LITIGATION..........................................................................38
         7.8.    NO MATERIALLY ADVERSE CONTRACTS, ETC................................................39
         7.9.    TAX STATUS..........................................................................39
         7.10.   NO EVENT OF DEFAULT.................................................................39
         7.11.   HOLDING COMPANY AND INVESTMENT COMPANY ACTS.........................................39
         7.12.   ABSENCE OF FINANCING STATEMENTS, ETC................................................39
         7.13.   CERTAIN TRANSACTIONS................................................................39
         7.14.   EMPLOYEE BENEFIT PLANS..............................................................40
                  7.14.1.   IN GENERAL...............................................................40
                  7.14.2.   TERMINABILITY OF WELFARE PLANS...........................................40
                  7.14.3.   GUARANTEED PENSION PLANS.................................................40
                  7.14.4.   MULTIEMPLOYER PLANS......................................................41
         7.15.   USE OF PROCEEDS.....................................................................41
                  7.15.1.   GENERAL..................................................................41
                  7.15.2.   REGULATIONS U AND X......................................................41
                  7.15.3.   INELIGIBLE SECURITIES....................................................41
         7.16.   ENVIRONMENTAL COMPLIANCE............................................................41
         7.17.   SUBSIDIARIES, ETC...................................................................42
         7.18.   DISCLOSURE..........................................................................42
         7.19.   TRANSACTIONS WITH SLC...............................................................43

                                          -iii-

8.   AFFIRMATIVE COVENANTS...........................................................................43
         8.1.   PUNCTUAL PAYMENT.....................................................................43
         8.2.   RECORDS AND ACCOUNTS.................................................................43
         8.3.   FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION...................................43
         8.4.   NOTICES..............................................................................44
                  8.4.1.   DEFAULTS..................................................................44
                  8.4.2.   ENVIRONMENTAL EVENTS......................................................45
                  8.4.3.   NOTICE OF LITIGATION AND JUDGMENTS........................................45
                  8.4.4.   ERISA EVENTS..............................................................45
                  8.4.5.   NOTICE OF CHANGE OF FISCAL YEAR END.......................................45
         8.5.   LEGAL EXISTENCE; MAINTENANCE OF PROPERTIES...........................................46
         8.6.   INSURANCE.  .........................................................................46
         8.7.   TAXES................................................................................46
         8.8.   INSPECTION OF PROPERTIES AND BOOKS, ETC..............................................46
                  8.8.1.   GENERAL...................................................................46
                  8.8.2.   COMMUNICATIONS WITH ACCOUNTANTS...........................................47
         8.9.   COMPLIANCE WITH LAWS.................................................................47
         8.10.   USE OF PROCEEDS.....................................................................47
         8.11.   SUBSIDIARIES........................................................................47
                  8.11.1.   ADDITIONAL SUBSIDIARIES..................................................47
                  8.11.2.   NEW GUARANTORS...........................................................47
         8.12.  TRANSACTIONS WITH SLC.  .............................................................48
         8.13.  FURTHER ASSURANCES...................................................................48
9.   CERTAIN NEGATIVE COVENANTS......................................................................48
         9.1.   RESTRICTIONS ON INDEBTEDNESS.........................................................48
         9.2.   RESTRICTIONS ON LIENS................................................................49
         9.3.   RESTRICTIONS ON INVESTMENTS..........................................................51
         9.4.   RESTRICTED PAYMENTS..................................................................52
         9.5.   MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS......................................52
                  9.5.1.   MERGERS AND ACQUISITIONS..................................................52
                  9.5.2.   DISPOSITION OF ASSETS.....................................................53
         9.6.    SALE AND LEASEBACK..................................................................54
         9.7.    COMPLIANCE WITH ENVIRONMENTAL LAWS..................................................54
         9.8.    EMPLOYEE BENEFIT PLANS..............................................................54
         9.9.    BUSINESS ACTIVITIES.................................................................55
         9.10.   TRANSACTIONS WITH AFFILIATES........................................................55
10.   FINANCIAL COVENANTS............................................................................55
         10.1.   FIXED CHARGE RATIO..................................................................55
         10.2.   LEVERAGE RATIO......................................................................55
         10.3.   CONSOLIDATED TANGIBLE NET WORTH.....................................................55
11.   CLOSING CONDITIONS.............................................................................56
         11.1.   LOAN DOCUMENTS.  ...................................................................56
         11.2.   CERTIFIED COPIES OF GOVERNING DOCUMENTS.............................................56
         11.3.   CORPORATE OR OTHER ACTION...........................................................56
         11.4.   INCUMBENCY CERTIFICATE..............................................................56
         11.5.   CERTIFICATES OF LOCATION AND UCC SEARCH RESULTS.....................................56
         11.6.   CERTIFICATES OF INSURANCE...........................................................56
         11.7.   OPINION OF COUNSEL..................................................................57

                                          -iv-
         11.8.   PAYMENT OF FEES.....................................................................57
         11.9.   TERMINATION OF SLC REVOLVING CREDIT FACILITY; PAYOFF LETTER.........................57
         11.10.  CLOSING CERTIFICATE.................................................................57
         11.11.  PRO FORMA COMPLIANCE CERTIFICATE....................................................57
12.   CONDITIONS TO ALL BORROWINGS...................................................................58
         12.1.   REPRESENTATIONS TRUE; NO EVENT OF DEFAULT...........................................58
         12.2.   NO LEGAL IMPEDIMENT.................................................................58
         12.3.   PROCEEDINGS AND DOCUMENTS...........................................................58
13.   EVENTS OF DEFAULT; ACCELERATION; ETC...........................................................58
         13.1.   EVENTS OF DEFAULT AND ACCELERATION..................................................58
         13.2.   TERMINATION OF COMMITMENTS..........................................................61
         13.3.   REMEDIES............................................................................61
14.   THE AGENT......................................................................................62
         14.1.   AUTHORIZATION.......................................................................62
         14.2.   EMPLOYEES AND ADMINISTRATIVE AGENTS.................................................62
         14.3.   NO LIABILITY........................................................................63
         14.4.   NO REPRESENTATIONS..................................................................63
                  14.4.1.   GENERAL..................................................................63
                  14.4.2.   CLOSING DOCUMENTATION, ETC...............................................63
         14.5.   PAYMENTS............................................................................64
                  14.5.1.   PAYMENTS TO ADMINISTRATIVE AGENT.........................................64
                  14.5.2.   DISTRIBUTION BY ADMINISTRATIVE AGENT.....................................64
                  14.5.3.   DELINQUENT LENDERS.......................................................64
         14.6.   HOLDERS OF NOTES....................................................................65
         14.7.   INDEMNITY...........................................................................65
         14.8.   ADMINISTRATIVE AGENT AS LENDER......................................................65
         14.9.   RESIGNATION.........................................................................65
         14.10.  NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT......................................66
15.   ASSIGNMENT AND PARTICIPATION...................................................................66
         15.1.   CONDITIONS TO ASSIGNMENT BY LENDERS.................................................66
         15.2.   CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS......................67
         15.3.   REGISTER............................................................................67
         15.4.   NEW NOTES...........................................................................67
         15.5.   PARTICIPATIONS......................................................................67
         15.6.   ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER................................68
         15.7.   MISCELLANEOUS ASSIGNMENT PROVISIONS.................................................68
         15.8.   ASSIGNMENT BY BORROWER..............................................................69
16.   PROVISIONS OF GENERAL APPLICATION..............................................................69
         16.1.   SETOFF..............................................................................69
         16.2.   EXPENSES............................................................................69
         16.3.   INDEMNIFICATION.....................................................................70
         16.4.   TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.......................................71
                  16.4.1.   CONFIDENTIALITY..........................................................71
                  16.4.2.   PRIOR NOTIFICATION.......................................................71
                  16.4.3.   OTHER....................................................................72
         16.5.   SURVIVAL OF COVENANTS, ETC..........................................................72
         16.6.   NOTICES.............................................................................72

                                          -v-
         16.7.    GOVERNING LAW......................................................................73
         16.8.    HEADINGS...........................................................................73
         16.9.    COUNTERPARTS.......................................................................73
         16.10.   ENTIRE AGREEMENT, ETC..............................................................74
         16.11.   WAIVER OF JURY TRIAL.  ............................................................74
         16.12.   CONSENTS, AMENDMENTS, WAIVERS, ETC.................................................74
         16.13.   SEVERABILITY.......................................................................76

                                        EXHIBITS


EXHIBIT A                  Form of Revolving Credit Note
EXHIBIT B                  Form of Loan Request
EXHIBIT C                  Form of Compliance Certificate
EXHIBIT D                  Assignment and Acceptance
EXHIBIT E                  Form of Guaranty



                                        SCHEDULES

SCHEDULE 1                 Lenders and Commitments
SCHEDULE 7.3               Title to Properties
SCHEDULE 7.7               Litigation
SCHEDULE 7.16              Environmental Compliance
SCHEDULE 7.17              Subsidiaries Etc.
SCHEDULE 7.19              Transactions with SLC
SCHEDULE 9.1               Existing Indebtedness
SCHEDULE 9.2               Existing Liens
SCHEDULE 9.3               Existing Investments

                                REVOLVING CREDIT
                                    AGREEMENT

           This REVOLVING CREDIT AGREEMENT is made as of February 27, 2001, by and among COACH, INC. (the "BORROWER"), a Maryland corporation having its principal place of business at 516 West 34th Street, New York, New York 10001, FLEET NATIONAL BANK, a national banking association ("FLEET"), the other lending institutions listed on SCHEDULE 1 and Fleet, as administrative agent (the "ADMINISTRATIVE AGENT") for itself and such other lending institutions.

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

           1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

           ADJUSTMENT DATE. With respect to any quarter, the second Business Day following the Administrative Agent's receipt of the Compliance Certificate required to be delivered pursuant to Section 8.3(c) for such quarter; PROVIDED, HOWEVER, that in the event that the Borrower fails to deliver any Compliance Certificate to the Administrative Agent within the time period set forth in
Section 8.3(c), the Adjustment Date shall be the second Business Day following the date on which such Compliance Certificate was required to be delivered pursuant to Section 8.3(c).

           ADMINISTRATIVE AGENT'S OFFICE. The Administrative Agent's office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Administrative Agent may designate from time to time.

           ADMINISTRATIVE AGENT. Fleet National Bank, acting as administrative agent for the Lenders and each other Person appointed as the successor Administrative Agent in accordance with Section 14.9.

           ADMINISTRATIVE AGENT'S FEE.  See Section 5.2.

           ADMINISTRATIVE AGENT'S SPECIAL COUNSEL. Bingham Dana LLP or such other counsel as may be approved by the Administrative Agent.

           AFFILIATE. Any Person that would be considered to be an affiliate of any other Person under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such other Person were issuing securities.

           APPLICABLE MARGIN. Subject to the last paragraph of this definition and with respect to each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "RATE ADJUSTMENT PERIOD"), the Applicable Margin with respect to Prime Rate Loans, Eurodollar Rate Loans, Standby Letter of Credit Fees, Documentary Letter of Credit Fees or Commitment Fees, as the case may be, shall be the applicable margin set forth below for each such category with respect to the Fixed Charge Ratio, as determined for the

Reference Period of the Borrower and its Subsidiaries ending on the last day of the fiscal quarter of the Borrower and its Subsidiaries ended immediately prior to the applicable Rate Adjustment Period.

                                                                            STANDBY          DOCUMENTARY
                                                                           LETTER OF          LETTER OF
              FIXED CHARGE                           EURODOLLAR RATE         CREDIT             CREDIT
  LEVEL           RATIO         PRIME RATE LOANS          LOANS               FEES               FEES           COMMITMENT FEE
---------- -------------------- ----------------- -------------------- ------------------ ------------------ ----------------------
    I      Greater than or
           equal to 5.00:1.00        0.000%             0.750%              0.750%             0.375%               0.200%
---------- -------------------- ----------------- -------------------- ------------------ ------------------ ----------------------
   II      Less than
           5.00:1.00 but             0.000%             1.000%              1.000%             0.500%               0.250%
           greater than or
           equal to 3.50:1.00
---------- -------------------- ----------------- -------------------- ------------------ ------------------ ----------------------
   III     Less than
           3.50:1.00 but             0.000%             1.250%              1.250%             0.625%               0.300%
           greater than or
           equal to 2.50:1.00
---------- -------------------- ----------------- -------------------- ------------------ ------------------ ----------------------
   IV      Less than
           2.50:1.00                 0.000%             1.500%              1.500%             0.750%               0.350%
---------- -------------------- ----------------- -------------------- ------------------ ------------------ ----------------------

           During the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after the fiscal quarter ending March 31, 2001, the Applicable Margin with respect to the Loans outstanding and the Letter of Credit Fees and the Commitment Fee payable shall be the Applicable Margin set forth in Level III above. Notwithstanding the foregoing, (a) if the Borrower fails to deliver any Compliance Certificate required under Section 8.3(c) hereof, then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the Applicable Margin set forth in Level IV above, and (b) at all times while an Event of Default shall have occurred and be continuing, the Applicable Margin to be included in the calculations set forth in Section 5.11 shall be the Applicable Margin set forth in Level IV above.

           APPLICABLE PENSION LEGISLATION. At any time, any pension or retirement benefits legislation (be it national, federal, provincial, territorial or otherwise) then applicable to the Borrower or any of its Subsidiaries.

           ARRANGEMENT FEE.  See Section 5.1.

           ARRANGER.  Fleet Securities, Inc.

           ASSIGNMENT AND ACCEPTANCE.  See Section 15.1.

           BALANCE SHEET DATE.  July 1, 2000.

           BORROWER.  As defined in the preamble hereto.

           BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts and New York, New York, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

           CAPITAL EXPENDITURES. Amounts paid or Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with (i) additions to property, plant and equipment and other capital expenditures of the Borrower or any of its Subsidiaries that are (or would be required to be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP, and (ii) without duplication, obligations with respect to Capitalized Leases and Synthetic Leases (had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease) incurred by the Borrower or any of its Subsidiaries during such period.

           CAPITALIZED LEASES. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

           CAPITAL STOCK. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

           CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended.

           CHANGE OF CONTROL. (a) Other than pursuant to the Shareholder Distribution, an event or series of events by which SLC shall at any time have beneficial ownership, directly OR indirectly, of less than fifty-one percent (51%) of the common stock of the Borrower, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of the Borrower; (b) an event or series of events occurring after the Closing Date by which any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act), directly OR indirectly, of twenty percent (20%) or more of the outstanding shares of Capital Stock of the Borrower; or (c) during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period (together with any new directors whose election by such board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease to constitute a majority of the board of directors of the Borrower.

           CLOSING DATE. The first date on which the conditions set forth in
Section 11 have been satisfied and any Revolving Credit Loans are to be made or any Letter of Credit is to be issued hereunder.

           CLOSING FEE.  See Section 5.1.

           CODE.  The Internal Revenue Code of 1986.

           COMMITMENT. With respect to each Lender, the amount set forth on
SCHEDULE 1 hereto as the amount of such Lender's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension, amendment and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

           COMMITMENT FEE.  See Section 2.2.

           COMMITMENT PERCENTAGE. With respect to each Lender, the percentage set forth on SCHEDULE 1 hereto as such Lender's percentage of the aggregate Commitments of all of the Lenders.

           COMPLIANCE CERTIFICATE.  See Section 8.3(c).

           CONSOLIDATED OR CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

           CONSOLIDATED EBIT. Consolidated Net Income, PLUS, to the extent deducted in determining Consolidated Net Income, consolidated income taxes and Consolidated Total Interest Expense, in each case as determined in accordance with GAAP.

           CONSOLIDATED EBITDA. With respect to any fiscal period, an amount equal to the sum of (a) Consolidated EBIT for such period PLUS (b) consolidated depreciation and consolidated amortization for such period as determined in accordance with GAAP.

           CONSOLIDATED EBITDAR. With respect to any fiscal period, an amount equal to the sum of (a) Consolidated EBITDA for such period PLUS (b) Rental Expense for such period as determined in accordance with GAAP.

           CONSOLIDATED NET INCOME. The consolidated net income (or loss) of the Borrower and its Subsidiaries determined in accordance with GAAP.

           CONSOLIDATED TANGIBLE NET WORTH. At any date of determination, the sum of all amounts which would be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries, determined in accordance with GAAP as at such date, and less the sum of:

                     (a) the total book value of all assets of the Borrower and its Subsidiaries properly classified as intangible assets under GAAP, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; PLUS

                     (b) all amounts representing any write-up in the book value of any assets of the Borrower or its Subsidiaries resulting from a revaluation thereof subsequent to the Interim Balance Sheet Date.

           CONSOLIDATED TOTAL FUNDED DEBT. With respect to the Borrower and its Subsidiaries, the sum, without duplication, of the aggregate amount of Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, relating to (i) obligations for borrowed money, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), and (iii) obligations under any Synthetic Leases or any Capitalized LEASES, but excluding the Maximum Drawing Amount of all Letters of Credit outstanding and the maximum drawing amount of any other letters of credit outstanding.

           CONSOLIDATED TOTAL INTEREST EXPENSE. For any period, interest expense (without deduction of interest income) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP as of such date.

           CONVERSION REQUEST. A notice given by the Borrower to the Administrative Agent of the Borrower's election to convert or continue a Loan in accordance with Section 2.7.

           CREDIT AGREEMENT. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

           DEFAULT.  See Section 13.1.

           DELINQUENT LENDER.  See Section 14.5.3.

           DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, defeasance, retirement or other acquisition of, or sinking fund or other similar payment in respect of, any shares of any class of Capital Stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of the Borrower.

           DOCUMENTARY LETTER OF CREDIT FEE.  See Section 4.6.

           DOLLARS or $. Dollars in lawful currency of the United States of America.

           DOMESTIC LENDING OFFICE. Initially, the office of each Lender designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

           DRAWDOWN DATE. The date on which any Revolving Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7.

           ELIGIBLE ASSIGNEE. Any of (a) a commercial bank or other financial institution; (b) a Lender Affiliate; and (c) if, but only if, any Default or Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Administrative Agent.

           EMPLOYEE BENEFIT PLAN. Any employee benefit plan, whether single-employer or multiple-employer, within the meaning of Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

           ENVIRONMENTAL LAWS. Any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act, CERCLA, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state, local or foreign law, statute, regulation, ordinance, order or decree relating to health, safety or the environment.

           EPA.  See Section 7.16(b).

           ERISA.  The Employee Retirement Income Security Act of 1974.

           ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower under Section 414(b) or (c) of the Code.

           ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder.

           EUROCURRENCY RESERVE RATE. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "EUROCURRENCY LIABILITIES" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

           EURODOLLAR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other Eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

           EURODOLLAR LENDING OFFICE. Initially, the office of each Lender designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurodollar Rate Loans.

           EURODOLLAR RATE. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the arithmetic average of the rates per annum for the Reference Lender (rounded upwards to the nearest 1/16 of one percent) of the rate at which such Reference Lender's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the principal amount of the Eurodollar Rate Loan of the Reference Lender to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

           EURODOLLAR RATE LOANS. Revolving Credit Loans bearing interest calculated by reference to the Eurodollar Rate.

           EVENT OF DEFAULT.  See Section 13.1.

           FEE LETTER. The fee letter dated as of the Closing Date, among the Borrower, the Administrative Agent and the Arranger.

           FEES. Collectively, the Commitment Fee, the Letter of Credit Fees, the Administrative Agent's Fee, the Closing Fee, the Arrangement Fee and any other fee agreed to be paid by the Borrower pursuant to or in connection with this Credit Agreement.

           FINANCIAL AFFILIATE. A Subsidiary of the bank holding company controlling any Lender, which Subsidiary is engaging in any of the activities permitted by Section 4(e) of the Bank Holding Company Act of 1956 (12 U.S.C.
Section 1843).

           FIXED CHARGE RATIO. As at any date of determination, the ratio of (a) the sum of Consolidated EBITDAR MINUS Capital Expenditures for the Reference Period ending on such date, to (b) the sum of Consolidated Total Interest Expense PLUS Rental Expense for such Reference Period.

           FIXED RATE. With respect to any Swing Line Loan, the fixed rate of interest quoted by the Swing Line Lender on any date or whenever the Borrower requests a Swing Line Loan, which rate the Swing Line Lender is willing to charge with respect to a Swing Line Loan made by it.

           FIXED RATE LOANS. A Swing Line Loan bearing interest at the Fixed Rate for a period of time agreed to by the Borrower and the Swing Line Lender pursuant to Section 2.5(c).

           FLEET. Fleet National Bank, a national banking association, in its individual capacity.

           GAAP OR GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. (a) When used in
Section 10, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, which are applicable to the circumstances as of the date of determination, consistently applied.

           GOVERNING DOCUMENTS. With respect to any Person, its certificate or articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

           GOVERNMENTAL AUTHORITY. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

           GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

           GUARANTORS. Collectively, each Significant Subsidiary of the Borrower existing on the Closing Date and each other Person which is required to be or become a guarantor from time to time pursuant to Section 8.11 hereof. Each such Person shall be a party to a Guaranty.

           GUARANTY(IES). Collectively, the guaranties dated as of the date required by Section 8.11 from each Person required to become a Guarantor pursuant to Section 8.11 in favor of the Administrative Agent and the Lenders, in each case of the payment and performance of the Obligations, and in the form attached hereto as EXHIBIT E.

           HAZARDOUS SUBSTANCES. Any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C.
Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C.
Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws.

           INDEBTEDNESS. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

                     (a) every obligation of such Person for money borrowed,

                     (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

                     (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

                     (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

                     (e) every obligation of such Person under any Capitalized Lease,

                     (f) every obligation of such Person under any Synthetic Lease,

                     (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "RECEIVABLES"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

                     (h) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "DERIVATIVE CONTRACT"),

                     (i) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law, and

                     (j) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (i) of another Person, in any manner, whether directly or indirectly.

           INELIGIBLE SECURITIES. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

           INTEREST PAYMENT DATE. (a) As to any Prime Rate Loan, the first day of the next succeeding calendar quarter with respect to interest accrued during such calendar quarter, including, without limitation, the calendar quarter which includes the Drawdown Date of such Prime Rate Loan; (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period; and (c) as to any Swing Line Loan which is also a Fixed Rate Loan, on the first day of the next succeeding calendar quarter with respect to interest accrued during such calendar quarter.

           INTEREST PERIOD. With respect to each Revolving Credit Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request or as otherwise required by the terms of this Credit Agreement
(i) for any Prime Rate Loan, the last day of the calendar quarter; (ii) for any Fixed Rate Loan, the period (not to exceed ten (10) days) requested by the Borrower and agreed to by the Swing Line Lender pursuant to Section 2.5(c); and
(iii) for any Eurodollar Rate Loan, 1, 2, 3, or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

                     (A) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                     (B) if any Interest Period with respect to a Prime Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                     (C) if the Borrower shall fail to give notice as provided in Section 2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Prime Rate Loan and the continuance of all Prime Rate Loans as Prime Rate Loans on the last day of the then current Interest Period with respect thereto;

                     (D) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                     (E) any Interest Period that would otherwise extend beyond the Revolving Credit Loan Maturity Date shall end on the Revolving Credit Loan Maturity Date.

           INTERIM BALANCE SHEET DATE.  December 30, 2000.

           INTERNATIONAL STANDBY PRACTICES. With respect to any standby Letter of Credit, the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Issuing Lender in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

           INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person.

           ISSUING LENDER. With respect to standby Letters of Credit, Fleet, and with respect to documentary Letters of Credit, any Lender acceptable to the Administrative Agent and the Borrower. As used herein, the term Issuing Lender shall refer, as the context requires, to the Issuing Lender issuing, extending, renewing or amending any particular Letter of Credit or collectively to each and every Lender which acts as an Issuing Lender hereunder.

           LENDER AFFILIATE. (a) With respect to any Lender, (i) an Affiliate of such Lender or (ii) for all purposes hereof other than the definition of "Eligible Assignee", any entity (whether a corporation, partnership, limited liability company, trust or legal entity) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender, and (b) following a Default or an Event of Default, with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other entity (whether a corporation, partnership, limited liability company, trust or other legal entity) that is a fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

           LENDERS. Fleet and the other lending institutions listed on SCHEDULE 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to Section 15.

           LETTER OF CREDIT.  See Section 4.1.1.

           LETTER OF CREDIT APPLICATION.  See Section 4.1.1.

           LETTER OF CREDIT FEE.  See Section 4.6.

           LETTER OF CREDIT PARTICIPATION.  See Section 4.1.4.

           LEVERAGE RATIO. As at any date of determination, the ratio of (a) Consolidated Total Funded Debt outstanding on such date to (b) Consolidated EBITDA for the Reference Period ending on such date.

           LIEN. Any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, any Synthetic Lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

           LOAN DOCUMENTS. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Guaranties and the Fee Letter.

           LOAN REQUEST.  See Section 2.6.

           LOANS.  The Revolving Credit Loans.

           MASTER SEPARATION AGREEMENT. The Master Separation Agreement dated as of August 24, 2000, between the Borrower and SLC.

           MATERIAL ADVERSE EFFECT. With respect to any change or effect, a material adverse change in, or a material adverse effect on, as the case may be,
(i) business, properties, condition (economic, financial or otherwise), assets, operations or income of the Borrower, individually, or the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower or any Guarantor to perform its obligations under any Loan Document to which it is a party, or (iii) the ability of the Administrative Agent or any Lender to enforce the Loan Documents.

           MAXIMUM DRAWING AMOUNT. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

           MINORITY OWNED JOINT VENTURE. Any joint venture or other entity which is not either a Subsidiary or a Specified Joint Venture.

           MOODY'S.  Moody's Investors Services, Inc.

           MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

           NOTES.  The Revolving Credit Notes.

           OBLIGATIONS. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders (including the Swing Line Lender), any Issuing Lender and the Administrative Agent arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any Note, Letter of Credit Application, Letter of Credit or other instrument at any time evidencing any thereof, whether any of such indebtedness, obligations or liabilities (a) arise or are incurred individually or collectively, directly or indirectly, jointly or severally, absolutely or contingently, (b) arise by contract, operation of law or otherwise, (c) are matured or unmatured, liquidated or unliquidated, secured or unsecured, or (d) exist on the date of this Credit Agreement or arise thereafter.

           OUTSTANDING. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

           PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

           PERMITTED LIENS.  Liens permitted by Section 9.2.

           PERSON. Any individual, corporation, limited liability company partnership, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

           PRIME RATE. The higher of (a) the variable annual rate of interest publicly announced from time to time by Fleet as its "prime rate", such rate being a reference rate, and (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate. For the purposes of this definition, "FEDERAL FUNDS EFFECTIVE RATE" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged and published by federal funds brokers for such day (or, if such day is not a Business Day, for the next preceding Business
Day), by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent. Changes in the Prime Rate resulting from any changes in Fleet's "prime rate" shall take place immediately without notice or demand of any kind.

           PRIME RATE LOANS. Revolving Credit Loans bearing interest calculated by reference to the Prime Rate.

           REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee of such leasehold interest) by the Borrower or any of its Subsidiaries.

           RECORD. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

           REFERENCE LENDER. Fleet, or, in the event that Fleet is unable to provide a quote for the Eurodollar Rate, such other Lender as Fleet shall select.

           REFERENCE PERIOD. As of any date of determination, the period of four
(4) consecutive fiscal quarters of the Borrower and its Subsidiaries ending on the last day of any fiscal quarter, treated as a single accounting period.

           REGISTER.  See Section 15.3.

           REIMBURSEMENT OBLIGATION. The Borrower's obligation to reimburse the Issuing Lender and the Lenders on account of any drawing under any Letter of Credit as provided in Section 4.2.

           RENTAL EXPENSE. All rental expenses of the Borrower or any of its Subsidiaries during any applicable fiscal period with respect to Rental Obligations, determined on a consolidated basis in accordance with GAAP.

           RENTAL OBLIGATIONS. All obligations of the Borrower or any of its Subsidiaries under any rental agreements or leases of real or personal property, other than (a) obligations that can be terminated by the giving of notice without liability to the Borrower or such Subsidiary in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, and (b) obligations in respect of any Capitalized Leases or any Synthetic Leases.

           REQUIRED LENDERS. As of any date, the Lender(s) holding greater than fifty percent (50%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Lender(s) whose aggregate Commitment(s) constitute(s) greater than fifty percent (50%) of the Total Commitment.

           RESTRICTED PAYMENT. In relation to the Borrower and its Subsidiaries, any (a) Distribution, or (b) payment by the Borrower or its Subsidiaries (i) to the Borrower's or any such Subsidiary's shareholders (or other equity holders), in each case, other than to the Borrower, or (ii) to any Affiliate of the Borrower or any Subsidiary or any Affiliate of the Borrower's or such Subsidiary's shareholders (or other equity holders), in each case, other than to the Borrower.

           REVOLVING CREDIT LOAN MATURITY DATE. February 27, 2004.

           REVOLVING CREDIT LOANS. Revolving credit loans (including the Swing Line Loans) made or to be made by the Lenders or the Administrative Agent to the Borrower pursuant to Section 2.

           REVOLVING CREDIT NOTE RECORD. A Record with respect to a Revolving Credit Note.

           REVOLVING CREDIT NOTES. See Section 2.4.

           SEPARATION DATE. The effective date of the initial public offering of a portion of the Borrower's Capital Stock by SLC and of the separation of SLC and the Borrower, as provided in the Master Separation Agreement.

           SETTLEMENT. The making or receiving of payments, in immediately available funds, by the Lenders, to the extent necessary to cause each Lender's actual share of the outstanding amount of Revolving Credit Loans (after giving effect to any Loan Request) to be equal to such Lender's Commitment Percentage of the outstanding amount of such Revolving Credit Loans (after giving effect to any Loan Request), in any case where, prior to such event or action, the actual share is not so equal.

           SETTLEMENT AMOUNT.  See Section 2.9.1.

           SETTLEMENT DATE. (a) The Drawdown Date relating to any Loan Request,
(b) the date which is no more than ten (10) days after the making of a Swing Line Loan pursuant to Section 2.6.2, (d) at the option of the Administrative Agent, on any Business Day following a day on which the account officers of the Administrative Agent active upon the Borrower's account become aware of the existence of an Event of Default, (e) any day on which any conversion of a Prime Rate Loan to a Eurodollar Rate Loan occurs, or (f) any Business Day on which (i) the amount of outstanding Revolving Credit Loans decreases and (ii) the amount of the Administrative Agent's Revolving Credit Loans outstanding equals zero Dollars ($0).

           SETTLING LENDER.  See Section 2.9.1.

           SHAREHOLDER DISTRIBUTION. The divestiture by SLC of the shares of Capital Stock of the Borrower owned by SLC, which divestiture may be effected by SLC as a dividend, an exchange with existing SLC stockholders for shares of SLC capital stock, a spin-off or otherwise, as a result of which SLC is no longer required to consolidate the Borrower's results of operations and financial position (determined in accordance with GAAP).

           SIGNIFICANT SUBSIDIARY. Each Subsidiary of the Borrower which qualifies as "significant", as such term is defined under Regulation S-X promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

           SLC.  Sara Lee Corporation, a Maryland corporation.

           SLC NEGATIVE PLEDGE. The negative pledge given by the Borrower in favor of SLC with respect to any of the Borrower's rights as assignee or lessee in or to any of the "Properties" (as defined in the Lease Indemnification and Reimbursement Agreement, dated as of August 24, 2000, between SLC and the Borrower (as in effect on the date hereof, the "LEASE INDEMNITY") or any rents thereunder, pursuant to Section 4.2 of the Lease Indemnity.

           S&P.  Standard & Poor's Ratings Group.

           SPECIFIED JOINT VENTURE. Any joint venture or other entity (a) with respect to which the Borrower and its Subsidiaries are liable for less than fifty percent (50%) of any and all of the obligations and liabilities of such entity, and (b) which would otherwise, because of clause (a) of the definition of "Subsidiary", be considered a Subsidiary.

           STANDBY LETTER OF CREDIT FEE.  See Section 4.6.

           SUBSIDIARY. At any time and from time to time, any corporation, association, partnership, limited liability company, joint venture or other business entity of which the Borrower and/or any Subsidiary of the Borrower, directly or indirectly at such time, either (a) owns or controls more than fifty percent (50%) of the Voting Stock, or (b) is entitled to share in more than fifty percent (50%) of the profits and losses, however determined, but excluding Specified Joint Ventures for all purposes hereof other than when used in Sections 8.3(a) and (b).

           SWING LINE LENDER.  Fleet.

           SWING LINE LOANS. Revolving Credit Loans made by Fleet pursuant to
Section 2.6.2.

           SYNTHETIC LEASE. Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

           TOTAL COMMITMENT. The sum of the Commitments of the Lenders, as in effect from time to time.

           TYPE. As to any Revolving Credit Loan which is not a Swing Line Loan, its nature as a Prime Rate Loan or a Eurodollar Rate Loan.

           UNIFORM CUSTOMS. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Issuing Lender in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

           UNPAID REIMBURSEMENT OBLIGATION. Any Reimbursement Obligation for which the Borrower does not reimburse the Administrative Agent, the Issuing Lender and the Lenders on the date specified in, and in accordance with, Section 4.2.

           VOTING STOCK. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

           1.2.  RULES OF INTERPRETATION.

                     (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                     (b) The singular includes the plural and the plural includes the singular.

                     (c) A reference to any law includes any amendment or modification to such law.

                     (d) A reference to any Person includes its permitted successors and permitted assigns.

                     (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

                     (f) The words "include", "includes" and "including" are not limiting.

                     (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "INSTRUMENT" being that defined under
           Article 9 of the Uniform Commercial Code.

                     (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

                     (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                     (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

                        2. THE REVOLVING CREDIT FACILITY.

           2.1.  COMMITMENT TO LEND.

                     (a) Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Administrative Agent given in accordance with Section 2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment MINUS such Lender's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, PROVIDED that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested), including the Swing Line Loans, PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment at such time. The Revolving Credit Loans shall be made PRO RATA in accordance with each Lender's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 11 and Section 12, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 12, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

                     (b) LIMITED INCREASE IN TOTAL COMMITMENT. Unless a Default or Event of Default has occurred and is continuing, the Borrower may request, on one or more occasions, that the Total Commitment in effect on the date of such request be increased by up to $25,000,000, PROVIDED, HOWEVER, that (i) the aggregate amount of any and all increases pursuant to this Section 2.1(b) shall not exceed $25,000,000, (ii) any Lender which is a party to this Agreement prior to such increase shall have the right to elect to fund its PRO RATA share of the increase and any additional amounts allocated by the Administrative Agent, thereby increasing its Revolving Credit Commitment hereunder, but no Lender shall be required to do so, (iii) in the event that it becomes necessary to include one or more new Lenders to provide additional funding under this Section 2.1(b) in order to enable such increase in the Total Commitment to occur, such new Lender must be reasonably acceptable to the Administrative Agent and the Borrower, (iv) the Lenders' Commitment Percentages shall be correspondingly adjusted, (v) each new Lender shall make all (if any) such payments to the other Lenders as may be necessary to result in the sum of the Revolving Credit Loans to be made by such new Lender PLUS such new Lender's proportionate share of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations being equal to such new Lender's Commitment Percentage (as then in effect) of the aggregate principal amount of the sum of all Revolving Credit Loans outstanding to the Borrower as of such date PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations as of such date), and
           (vi) Revolving Credit Notes issued or amended and such other changes shall be made to the Loan Documents, as shall be necessary to reflect any such increase in the Total Commitment. Any such increase in the Total Commitment (whether by

           $25,000,000 or by a lesser amount) shall require, among other things, the satisfaction of such conditions precedent as the Administrative Agent may require, including, without limitation, the obtaining by any applicable Lender of requisite internal approvals, the Administrative Agent's receipt of evidence of applicable corporate authorization and other corporate documentation from the Borrower and the legal opinion of counsel to the Borrower, each in form and substance satisfactory to the Administrative Agent and such Lenders as are participating in such increase.

           2.2. COMMITMENT FEE. The Borrower agrees to pay to the Administrative Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a commitment fee (the "Commitment Fee") calculated at the rate per annum of the Applicable Margin with respect to the Commitment Fee as in effect from time to time on the average daily amount during each calendar quarter or portion thereof from the date hereof to the Revolving Credit Loan Maturity Date by which the Total Commitment MINUS the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans (with outstanding Swing Line Loans not being considered Revolving Credit Loans or usage for purposes of this calculation) during such calendar quarter. The Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Loan Maturity Date or any earlier date on which the Commitments shall terminate.

           2.3. REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right at any time and from time to time upon three (3) Business Days prior written notice to the Administrative Agent to reduce by $5,000,000 or an integral multiple thereof or to terminate entirely the Total Commitment, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Administrative Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders the full amount of any Commitment Fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

           2.4. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of EXHIBIT A hereto (each a "REVOLVING CREDIT NOTE"), dated as of the Closing Date (or such other date on which a Lender may become a party hereto in accordance with Section 15 hereof) and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Lender, PLUS interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Lender's Revolving Credit Note, an appropriate notation on such Lender's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Lender's Revolving Credit Note Record shall be PRIMA FACIE evidence, absent manifest error, of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

           2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in Section 5.11,

                     (a) Each Revolving Credit Loan which is a Prime Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Prime Rate PLUS the Applicable Margin with respect to Prime Rate Loans as in effect from time to time.

                     (b) Each Revolving Credit Loan which is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period PLUS the Applicable Margin with respect to Eurodollar Rate Loans as in effect from time to time.

                     (c) Each Swing Line Loan shall bear interest from the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to, at the Borrower's option (i) the Prime Rate PLUS the Applicable Margin with respect to Prime Rate Loans in effect from time to time, and (ii) the Fixed Rate, which interest shall be paid on each Interest Payment Date for Swing Line Loans for the account of the Swing Line Lender. Interest periods for Swing Line Loans which are also Fixed Rate Loans shall be for a period of ten (10) days or less. The Borrower shall give the Swing Line Lender notice no later than 1:00 p.m. on the last day of the Interest Period that is a Fixed Rate Loan of its intention to repay such Swing Line Loan or to refund such Swing Line Loan with a Revolving Credit Loan which is not a Swing Line Loan in accordance with Section 2.9. In the event that the Borrower fails to give such notice, such Swing Line Loan shall, on the last day of such Interest Period cease to be a Fixed Rate Loan.

The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

           2.6.  REQUESTS FOR REVOLVING CREDIT LOANS.

                     2.6.1. GENERAL. The Borrower shall give to the Administrative Agent written notice in the form of EXHIBIT B hereto (or telephonic notice confirmed promptly in a writing in the form of EXHIBIT B hereto) of each Revolving Credit Loan requested hereunder (a "LOAN REQUEST") (a) by no later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Prime Rate Loan and (b) by no later than 12:00 noon (Boston time) no less than three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Lenders on the proposed Drawdown Date. With respect to Eurodollar Rate Loans, each Loan Request shall be in a minimum aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof, and with respect to Prime Rate Loans, each Loan Request shall be in a minimum aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof.

                     2.6.2. SWING LINE. Notwithstanding the notice and minimum amount requirements set forth in Section 2.6.1 but otherwise in accordance with the terms and conditions of this Credit Agreement, the Swing Line Lender may, at the Borrower's request and in the Swing Line Lender's sole discretion and without conferring with the Lenders, make Revolving Credit Loans (each a "SWING LINE LOAN") to the Borrower in an amount requested by the Borrower PROVIDED, that
           (a) each such Swing Line Loan shall be in a minimum aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof, and (b) the aggregate outstanding amount of all Swing Line Loans made by the Swing Line Lender pursuant to this Section 2.6.2 shall not exceed $10,000,000 at any one time. The Borrower hereby requests and authorizes the Swing Line Lender to make from time to time such Swing Line Loans as may be so requested. The Borrower acknowledges and agrees that the making of such Swing Line Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Swing Line Loans covered by a Loan Request including, without limitation, the limitations set forth in Section 2.1 and the requirements that the applicable provisions of Section 11 (in the case of Swing Line Loans made on the Closing Date) and Section 12 be satisfied. All actions taken by the Swing Line Lender pursuant to the provisions of this Section 2.6.2 shall be conclusive and binding on the Borrower and the Lenders absent the Swing Line Lender's gross negligence or willful misconduct.

           2.7.  CONVERSION OPTIONS.

                     2.7.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The Borrower may elect from time to time to convert any outstanding

           Revolving Credit Loan to a Revolving Credit Loan of another
           Type, PROVIDED that (a) with respect to any such conversion of a Eurodollar Rate Loan to a Prime Rate Loan, the Borrower shall give the Administrative Agent at least one (1) Business Day prior written notice of such election; (b) with respect to any such conversion of a Prime Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Administrative Agent at least three (3) Eurodollar Business Days prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Prime Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Revolving Credit Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, PROVIDED that any partial conversion to a Eurodollar Rate Loan shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof, and any partial conversion to a Prime Rate Loan shall be in an aggregate principal amount of $500,000 or an integral multiple of $100,000 in excess thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

                     2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.7.1; PROVIDED that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Prime Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Prime Rate Loan on the last day of the first Interest Period relating thereto. The Administrative Agent shall notify the Lenders promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

                     2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $1,000,000 or an integral multiple of $500,000 in excess thereof. No more than ten (10) Eurodollar Rate Loans having different Interest Periods may be outstanding at any time.

                     2.7.4. APPLICABILITY OF CONVERSION AND CONTINUATION PROVISIONS. Notwithstanding anything to the contrary herein contained, the provisions of this Section 2.7 shall not apply to Swing Line Loans.

           2.8.  FUNDS FOR REVOLVING CREDIT LOAN.

                     2.8.1. FUNDING PROCEDURES. Not later than 3:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Lenders will make available to the Administrative Agent, at the Administrative Agent's Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by Sections 11 and 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by the Lenders. The failure or refusal of any Lender to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such other Lender's Commitment Percentage of any requested Revolving Credit Loans.

                     2.8.2. ADVANCES BY ADMINISTRATIVE AGENT. The Administrative Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Lender makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (b) the amount of such Lender's Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence (absent manifest error) of the amount due and owing to the Administrative Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative Agent by such Lender within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

           2.9.  SETTLEMENTS.

                     2.9.1. GENERAL. On each Settlement Date, the Administrative Agent shall, not later than 1:00 p.m. (Boston time), give telephonic, facsimile or electronic mail notice (a) to the Lenders and the Borrower of the respective outstanding amount of Revolving Credit Loans made by the Administrative Agent on behalf of the Lenders or in the form of Swing Line Loans from the immediately preceding Settlement Date through the close of business on the prior day and the amount of any Eurodollar Rate Loans to be made (following the giving of notice pursuant to Section 2.6.1(b)) on such date pursuant to a Loan Request and (b) to the Lenders of the amount (a "SETTLEMENT AMOUNT") that each Lender (a "SETTLING LENDER") shall pay to effect a Settlement of any Revolving Credit Loan. A statement of the Administrative Agent submitted to the Lenders and the Borrower or to the Lenders with respect to any amounts owing under this Section 2.9 shall be prima facie evidence (absent manifest error) of the amount due and owing. Each Settling Lender shall, not later than 3:00 p.m. (Boston time) on such Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent in the amount of the Settlement Amount for such Settling Lender. All funds advanced by any Lender as a Settling Lender pursuant to this Section 2.9 shall for all purposes be treated as a Revolving Credit Loan made by such Settling Lender to the Borrower and all funds received by any Lender pursuant to this Section 2.9 shall for all purposes be treated as repayment of amounts owed with respect to Revolving Credit Loans made by such Lender. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which the Borrower is a debtor prevent a Settling Lender from making any Revolving Credit Loan to effect a Settlement as contemplated hereby, such Settling Lender will make such dispositions and arrangements with the other Lenders with respect to such Revolving Credit Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender's share of the outstanding Revolving Credit Loans being equal, as nearly as may be, to such Lender's Commitment Percentage of the outstanding amount of the Revolving Credit Loans.

                     2.9.2. FAILURE TO MAKE FUNDS AVAILABLE. The Administrative Agent may, unless notified to the contrary by any Settling Lender prior to a Settlement Date, assume that such Settling Lender has made or will make available to the Administrative Agent on such Settlement Date the amount of such Settling Lender's Settlement Amount, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Settling Lender makes available to the Administrative Agent such amount on a date after such Settlement Date, such Settling Lender shall pay to the Administrative Agent on demand an amount equal to the product of
           (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times
           (b) the amount of such Settlement Amount, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Settling Lender with respect to any amounts owing under this Section 2.9.2 shall be prima facie evidence (absent manifest error) of the amount due and owing to the Administrative Agent by such Settling Lender.
           If such Settling Lender's Settlement Amount is not made available to the Administrative Agent by such Settling Lender within three
           (3) Business Days following such Settlement Date, the
           Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans as of such Settlement Date.

                     2.9.3. NO EFFECT ON OTHER LENDERS. The failure or refusal of any Settling Lender to make available to the Administrative Agent at the aforesaid time and place on any Settlement Date the amount of such Settling Lender's Settlement Amount shall not (a) relieve any other Settling Lender from its several obligations hereunder to make available to the Administrative Agent the amount of such other Settling Lender's Settlement Amount or (b) impose upon any Lender, other than the Settling Lender so failing or refusing, any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Lender.

                   3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

           3.1. MATURITY. The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon. Without limiting the foregoing, the Borrower promises to pay to the Administrative Agent for its own account, and there shall become absolutely due and payable, the outstanding principal amount of each Swing Line Loan made to the Borrower on the earlier of the Settlement Date with respect thereto and the Revolving Credit Loan Maturity Date.

           3.2.  MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS.

                     (a) If at any time the sum of the outstanding amount of the Revolving Credit Loans (including the Swing Line Loans), the Maximum

           Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment at such time, then the Borrower shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application: first, to the Swing Line Loans; second, to any Unpaid Reimbursement Obligations; third, to the Revolving Credit Loans; and fourth, to provide to the Administrative Agent cash collateral for Reimbursement Obligations as contemplated by Section 4.2(b) and (c).

                     (b) During the period from November 1st of each calendar year from the Closing Date until the Revolving Credit Loan Maturity Date through June 30th of each calendar year during such period, the Borrower shall pay to the Administrative Agent such amounts as are necessary to reduce the sum of the outstanding amount of the Revolving Credit Loans (including Swing Line Loans) to no more than $25,000,000 for a period of at least thirty (30) consecutive days during such period.

Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans (other than Swing Line Loans) shall be allocated among the Lenders, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. Each payment or prepayment of Swing Line Loans shall be allocated to the Swing Line Lender.

           3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans and Fixed Rate Loans, as a whole or in part, at any time without penalty or premium, PROVIDED that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto unless breakage costs described in Section 5.10 in connection therewith are paid by the Borrower. The Borrower shall give the Administrative Agent, no later than 11:00 a.m., Boston time, on such day written notice of any proposed prepayment pursuant to this Section 3.3 of Prime Rate Loans, and no later than 12:00 noon, Boston time, three (3) Eurodollar Business Days notice of any proposed prepayment pursuant to this Section 3.3 of Fixed Rate Loans or Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in a minimum aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Fixed Rate Loans, second to the principal of Prime Rate Loans and third to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                              4. LETTERS OF CREDIT.

           4.1.  LETTER OF CREDIT COMMITMENTS.

                     4.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Issuing Lender's customary form (a "LETTER OF CREDIT APPLICATION"), the Issuing Lender on behalf of the Lenders and in reliance upon the agreement of the Lenders set forth in Section 4.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend, amend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "LETTER OF Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Issuing Lender; PROVIDED, however, that, after giving effect to such request, (a) with respect to all Letters of Credit, the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $75,000,000 at any one time, (b) with respect to standby Letters of Credit, the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $30,000,000 at any one time, and (c) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans (including Swing Line Loans) outstanding shall not exceed the Total Commitment at such time. As of the Closing Date, letter of credit number MS1257831 initially issued in the amount of $130,000 by Fleet for the account of the Borrower shall become a Letter of Credit under this Credit Agreement for all purposes.

                     4.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Issuing Lender. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                     4.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended, amended or renewed hereunder shall, among other things, (a) provide for the payment of drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is ten (10) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, thirty (30) days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended, amended or renewed shall be subject to the Uniform Customs or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices.

                     4.1.4. REIMBURSEMENT OBLIGATIONS OF LENDERS. Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage, to reimburse the Issuing Lender on demand for the amount of each draft paid by the Issuing Lender under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 4.2 (such agreement for a Lender being called herein the "LETTER OF CREDIT PARTICIPATION" of such Lender).

                     4.1.5. PARTICIPATIONS OF LENDERS. Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in the Borrower's Reimbursement Obligation under Section 4.2 in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to Section 4.2.

           4.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Issuing Lender to issue, extend, amend and renew each Letter of Credit and the Lenders to participate therein, the Borrower hereby agrees to reimburse or pay to the Issuing Lender, for the account of the Issuing Lender or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended, amended or renewed by the Issuing Lender hereunder,

                     (a) except as otherwise expressly provided in Section 4.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Issuing Lender, or the Issuing Lender otherwise makes a payment with respect thereto, (i) the amount paid by the Issuing Lender under or with respect to such Letter of Credit, and (ii) the amount of any taxes and customary fees and expenses whatsoever incurred by the Issuing Lender in connection with any payment made by the Issuing Lender under, or with respect to, such Letter of Credit,

                     (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Lenders, the Issuing Lender and the Administrative Agent as cash collateral (to be held in an interest bearing account administered by the Administrative Agent) for all Reimbursement Obligations, and

                     (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 13, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Administrative Agent for the benefit of the Lenders, the Issuing Lender and the Administrative Agent as cash collateral (to be held in an interest bearing account administered by the Administrative Agent) for all Reimbursement Obligations.

Each such payment shall be made to the Issuing Lender at the Issuing Lender's office designated on Schedule 1 hereto in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 4.2 at any time from the date such amounts become due and payable (whether as stated in this Section 4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Issuing Lender on demand at the rate specified in Section 5.11 for overdue principal on the Revolving Credit Loans.

           4.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or demand for payment made and, with respect to documentary Letters of Credit with respect to which there are discrepancies between the draft presented and the requirements of the Letter of Credit, the approval of the Borrower is required under applicable law to make payment and the Borrower has nonetheless approved payment thereof, the Issuing Lender shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Issuing Lender as provided in Section 4.2 by the date that such draft is paid or other payment is made by the Issuing Lender, the Administrative Agent, on behalf of, and at the request of, the Issuing Lender, may at any time thereafter notify the Lenders of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Administrative Agent, at the Administrative Agent's Office for distribution to the Issuing Lender, in immediately available funds, such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Issuing Lender for federal funds acquired by the Issuing Lender during each day included in such period, times (b) the amount equal to such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Issuing Lender paid the draft presented for honor or otherwise made payment to the date on which such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Issuing Lender, and the denominator of which is 360. The responsibility of the Issuing Lender to the Borrower and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit and to perform standard operating functions related to the administration of Letters of Credit.

           4.4. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this
Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any Lender or any beneficiary of a Letter of Credit. The Borrower further agrees with the Issuing Lender, the Administrative Agent and the Lenders that the Issuing Lender, the Administrative Agent and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee, PROVIDED that the Borrower shall not be responsible for, and the Borrower's Reimbursement Obligations shall not include, amounts or liabilities arising solely from the gross negligence or willful misconduct of the Issuing Lender in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit. The Issuing Lender, the Administrative Agent and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Issuing Lender, the Administrative
Agent or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Issuing Lender, the Administrative Agent or any Lender to the Borrower.

           4.5. RELIANCE BY ISSUER. To the extent not inconsistent with Section 4.4, the Issuing Lender shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Lender. The Issuing Lender shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Issuing Lender shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

           4.6. LETTER OF CREDIT FEE. The Borrower shall pay a fee (in each case, a "LETTER OF CREDIT FEE") to the Administrative Agent (a) quarterly in arrears on the first day of each fiscal quarter of the Borrower for the immediately preceding fiscal quarter of the Borrower, in respect of each standby Letter of Credit, an amount equal to the Applicable Margin per annum with respect to Standby Letter of Credit

Fees MULTIPLIED BY the result of (i) the average daily face amount of such standby Letter of Credit during such period, MULTIPLIED BY the number of days such standby Letter of Credit is outstanding and DIVIDED BY (ii) three hundred and sixty (360) (a "STANDBY LETTER OF CREDIT FEE"), and (b) quarterly in arrears on the first day of each fiscal quarter of the Borrower for the immediately preceding fiscal quarter of the Borrower, in respect of each documentary Letter of Credit, an amount equal to the Applicable Margin per annum with respect to documentary Letter of Credit Fees MULTIPLIED BY the result of (i) the average daily face amount of such documentary Letter of Credit during such period, MULTIPLIED BY the number of days such documentary Letter of Credit is outstanding, DIVIDED BY (B) three hundred and sixty (360) (a "DOCUMENTARY LETTER OF CREDIT FEE"), in each case which Letter of Credit Fee shall be for the accounts of the Lenders in accordance with their respective Commitment Percentages. In respect of each Letter of Credit, the Borrower shall also pay to the Issuing Lender for the Issuing Lender's own account, at such other time or times as such charges are customarily made by the Issuing Lender, the Issuing Lender's customary fronting, issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

                         5. CERTAIN GENERAL PROVISIONS.

           5.1. CLOSING AND ARRANGEMENT FEES. The Borrower agrees to pay to the Administrative Agent for the accounts of the Lenders on the Closing Date a closing fee (the "Closing Fee") as set forth in the Fee Letter. The Borrower agrees to pay to the Administrative Agent for the account of the Arranger, on the Closing Date an arrangement fee (the "Arrangement Fee") as set forth in the Fee Letter.

           5.2. ADMINISTRATIVE AGENT'S FEE. The Borrower shall pay to the Administrative Agent an Administrative Agent's fee as set forth in the Fee Letter.

           5.3.  FUNDS FOR PAYMENTS.

                     5.3.1. PAYMENTS TO ADMINISTRATIVE AGENT. All payments of principal, interest, Reimbursement Obligations, Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Administrative Agent in Dollars, for the respective accounts of the Lenders and the Administrative Agent, at the Administrative Agent's Office or at such other place that the Administrative Agent may from time to time designate, in each case at or about 3:00 p.m. (Boston, Massachusetts, time or other local time at the place of payment) and in immediately available funds.

                     5.3.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

           5.4. COMPUTATIONS. All computations of interest on (a) the Loans (other than Eurodollar Rate Loans) and of Fees shall, unless otherwise expressly provided herein, be based on a 365/366-day year and (b) Eurodollar Rate Loans shall be based on a 360-day year and, in each case, paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest and Fees shall accrue during such extension. The outstanding amount of the Loans as reflected on the Revolving Credit Note Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Administrative Agent or any of the Lenders of such outstanding amount, the Administrative Agent or such Lender shall notify the Borrower to the contrary.

           5.5. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Administrative Agent shall determine or be notified by the Required Lenders that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders) to the Borrower and the Lenders. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Prime Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Prime Rate Loan, and (c) the obligations of the Lenders to make Eurodollar Rate Loans shall be suspended until the Administrative Agent or the Required Lenders determine that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent or, as the case may be, the Administrative Agent upon the instruction of the Required Lenders, shall so notify the Borrower and the Lenders.

           5.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrower and the other Lenders and thereupon (a) the commitment of such Lender to make Eurodollar Rate Loans or convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (b) such Lender's Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Administrative Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this Section 5.6, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

           5.7. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                     (a) subject any Lender or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Lender's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Administrative Agent), or

                     (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender or the Administrative Agent under this Credit Agreement or any of the other Loan Documents, or

                     (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, or

                     (d) impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other

           Loan Documents, any Letters of Credit, the Loans, such Lender's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Lender's Commitment forms a part, and the result of any of the foregoing is

                               (i) to increase the cost to any Lender of making,
                     funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitment or any Letter of Credit, or

                               (ii) to reduce the amount of principal, interest,
                     Reimbursement Obligation or other amount payable to such Lender or the Administrative Agent hereunder on account of such Lender's Commitment, any Letter of Credit or any of the Loans, or

                               (iii) to require such Lender or the
                     Administrative Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Administrative Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Lender or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Administrative Agent such additional amounts as will be sufficient to compensate such Lender or the Administrative Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

           5.8. CAPITAL ADEQUACY. If after the date hereof any Lender or the Administrative Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for Lenders or Lender holding companies or any change in the interpretation or application thereof by a Governmental Authority with appropriate jurisdiction, or (b) compliance by such Lender or the Administrative Agent or any corporation controlling such Lender or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's or the Administrative Agent's commitment with respect to any Loans to a level below that which such Lender or the Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Administrative Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender or (as the case may be) the Administrative Agent to be material, then such Lender or the Administrative Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Prime Rate, the Borrower agrees to pay such Lender or (as the case may be) the

Administrative Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Lender or (as the case may be) the Administrative Agent of a certificate in accordance with Section 5.9 hereof. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

           5.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 5.7 or 5.8 and a brief explanation of such amounts which are due, submitted by any Lender or the Administrative Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

           5.10. INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense actually incurred (excluding loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans or Fixed Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to banks of funds obtained by it in order to maintain its Eurodollar Rate Loans or Fixed Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with Section 2.6 or Section 2.7, or (c) the making of any payment of a Eurodollar Rate Loan or a Fixed Rate Loan or the making of any conversion of any such Loan which is not a Swing Line Loan or any such Fixed Rate Loan to a Prime Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

           5.11.  INTEREST AFTER DEFAULT.

                     5.11.1. OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder (including Unpaid Reimbursement Obligations) or under any of the other Loan Documents shall bear interest (or fees in the case of Unpaid Reimbursement Obligations) compounded monthly and payable on demand at a rate per annum equal to two percent (2.00%) above the rate of interest or Letter of Credit Fee (including the Applicable Margin) then applicable thereto (or, if no rate of interest is then applicable thereto, the Prime Rate) until such amount shall be paid in full (after as well as before judgment).

                     5.11.2. AMOUNTS NOT OVERDUE. During the continuance of a Default or an Event of Default, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Lenders or the Required Lenders pursuant to Section 16.12, (a) the principal of the Revolving Credit Loans not overdue shall, bear interest at a rate per annum equal to the greater of (i) two percent (2.00%) above the rate of interest otherwise applicable to such Revolving Credit Loans pursuant to

           Section 2.5 and (ii) the rate of interest applicable to overdue principal pursuant to Section 5.11.1, and (b) the Applicable Margin applicable to Letter of Credit Fees shall be equal to the greater of
           (i) two percent (2.00%) above the Letter of Credit Fee otherwise applicable to such Letter of Credit pursuant to Section 4.6, and (ii) the Letter of Credit Fee applicable to Unpaid Reimbursement Obligations pursuant to Section 5.11.1.

                                 6. GUARANTIES.

           6.1. GUARANTIES OF SUBSIDIARIES. The Obligations shall also be guaranteed pursuant to the terms of the Guaranties.

                       7. REPRESENTATIONS AND WARRANTIES.

           The Borrower represents and warrants to the Lenders and the Administrative Agent as follows:

           7.1.  CORPORATE AUTHORITY.

                     7.1.1. INCORPORATION; GOOD STANDING. Each of the Borrower and its Subsidiaries (a) is a corporation (or similar business entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation except, solely with respect to Subsidiaries of the Borrower which are not Significant Subsidiaries, where a failure to be so organized, existing or formed would not have a Material Adverse Effect, (b) has all requisite corporate (or the equivalent entity) power to own its property and conduct its business as now conducted and as presently contemplated except, solely with respect to Subsidiaries of the Borrower which are not Significant Subsidiaries, where such a failure would not have a Material Adverse Effect, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except, solely with respect to Subsidiaries of the Borrower which are not Significant Subsidiaries, where a failure to be so qualified would not have a Material Adverse Effect.

                     7.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Significant Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby
           (a) are within the corporate (or the equivalent entity) authority of such Person, (b) have been duly authorized by all necessary corporate (or the equivalent entity) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Significant Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Significant Subsidiaries and (d) do not conflict with any provision of the

           Governing Documents of, or any agreement or other instrument binding upon, the Borrower or any of its Significant Subsidiaries.

                     7.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Significant Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

           7.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower and any of its Significant Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Significant Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

           7.3. TITLE TO PROPERTIES. Except as indicated on SCHEDULE 7.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated and combined balance sheet of the Borrower and its Subsidiaries as at the Interim Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date and Real Estate leased by the Borrower or its Subsidiaries), subject to no Liens or other rights of others, except Permitted Liens.

           7.4.  FINANCIAL STATEMENTS AND PROJECTIONS.

                     7.4.1. FISCAL YEAR. The Borrower and each of its Subsidiaries has a fiscal or financial year which is the twelve months ending on or about June 30 of each calendar year.

                     7.4.2. FINANCIAL STATEMENTS. There has been furnished to each of the Lenders an audited consolidated and combined balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, an audited consolidated and combined statement of income of the Borrower and its Subsidiaries for the fiscal year then ended, and an audited consolidated and combined cash flow statement for the fiscal year then ended. In addition, there has been furnished to each of the Lenders a consolidated and combined balance sheet of the Borrower and its Subsidiaries prepared by management as at the Interim Balance Sheet Date, a consolidated and combined statement of income of the Borrower and its Subsidiaries prepared by management for the fiscal quarter ended December 30, 2000, and a consolidated and combined cash flow statement for the fiscal quarter ended December 30, 2000. All such balance sheets and statements of income have been prepared in accordance with GAAP and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheets and the notes related thereto.

                     7.4.3. PROJECTIONS. The projections of the income statements, balance sheets and cash flow statements of the Borrower and its Subsidiaries on a consolidated and combined basis for each of the next three (3) fiscal years ending on or about June 30, 2003, copies of which have been delivered to the Administrative Agent. To the best knowledge of the Borrower or any of its Subsidiaries at the time such projections were made, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon estimates and assumptions that were reasonable at the time such estimates and assumptions were made, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

           7.5. NO MATERIAL ADVERSE CHANGES, ETC. Since the Interim Balance Sheet Date there has been no event or occurrence which has had a Material Adverse Effect. Since the Interim Balance Sheet Date, the Borrower has not made any Restricted Payment other than (a) those permitted under Sections 9.4 (a) and
(b), and (b) intercompany Indebtedness or accounts receivable or payable to or from SLC to or from the Borrower which are required to be repaid on or prior to the Closing Date.

           7.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Borrower and each of its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others, except any franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, where the lack of such would not result in a Material Adverse Effect.

           7.7. LITIGATION. Except as set forth in SCHEDULE 7.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the best knowledge of the Borrower and its Subsidiaries, threatened against the Borrower or any of its Subsidiaries before any Governmental Authority, that, (a) if adversely determined, might, either in any case or in the aggregate, (i) have a Material Adverse Effect or (ii) materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or (b) which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

           7.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its Subsidiaries (a) is in violation of any provision of, or subject to, any Governing Document, or any applicable judgment, decree, order, law, statute, license, rule or regulation in a manner that has or is expected in the future to have a Material Adverse Effect, or (b) is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any Material Adverse Effect, or is in violation of any provision of any agreement or instrument to which it may be subject or by which it or any of its properties may be bound, in any of the foregoing cases in a manner that could have a Material Adverse Effect. Except (x) for the Loan Documents, and (y) as set forth as an exhibit to the Borrower's Registration Statement on Form S-1, Registration Number 333-39502, there are no other agreements to which the Borrower or any of its Subsidiaries is a party and which the Borrower would be required by applicable law to set forth as an exhibit to such Registration Statement.

           7.9. TAX STATUS. To the extent required, the Borrower and its Subsidiaries (a) have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have, in the reasonable opinion of management, set aside on their books adequate reserves in accordance with GAAP for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the officers of the Borrower know of any basis for any such claim.

           7.10. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.


           7.11. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "HOLDING COMPANY", or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY", or an "AFFILIATE" of a "HOLDING COMPANY", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "INVESTMENT COMPANY", or an "affiliated COMPANY" or a "PRINCIPAL UNDERWRITER" of an "INVESTMENT COMPANY", as such terms are defined in the Investment Company Act of 1940.

           7.12. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

           7.13. CERTAIN TRANSACTIONS. To the best knowledge of the Borrower and its Subsidiaries, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

           7.14.  EMPLOYEE BENEFIT PLANS.

                     7.14.1. IN GENERAL. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and all Applicable Pension Legislation and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by Section 412 of ERISA, unless noncompliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                     7.14.2. TERMINABILITY OF WELFARE PLANS. No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of
           Section 3(1) or Section 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. The Borrower may terminate, to the extent sponsored by it, each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower without liability to any Person other than for claims arising prior to termination.

                     7.14.3. GUARANTEED PENSION PLANS. Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (a) each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made; and (b) no waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                     7.14.4. MULTIEMPLOYER PLANS. Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any ERISA Affiliate has incurred any liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. After due inquiry, the Borrower is not aware that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under
           Section 4041A of ERISA.

           7.15.  USE OF PROCEEDS.

                     7.15.1. GENERAL. The proceeds of the Loans shall be used for working capital, stock repurchases permitted by Section 9.4 and general corporate purposes. The Borrower will obtain Letters of Credit solely for general corporate purposes.

                     7.15.2. REGULATIONS U AND X. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

                     7.15.3. INELIGIBLE SECURITIES. No portion of the proceeds of any Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period or within thirty (30) days thereafter, any Ineligible Securities underwritten or privately placed by a Financial Affiliate.

           7.16. ENVIRONMENTAL COMPLIANCE. (a) None of the Borrower, its Subsidiaries or, to the best knowledge of the Borrower or any of its Subsidiaries, any operator of the Real Estate or any operations thereon is in violation, or has notice of an alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under Environmental Laws, which violation would have a Material Adverse Effect;

                     (b) neither the Borrower nor any of its Subsidiaries has received written notice from any Governmental Authority, or, to the best of the Borrower's and any of its Subsidiaries' knowledge, any other third party, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any Hazardous Substances which any one of them has generated, transported or disposed of has been found at any site at which a Governmental Authority has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise), the result of which could have a Material Adverse Effect, arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                     (c) except as set forth on SCHEDULE 7.16 attached hereto, to the best of the Borrower's knowledge: (i) no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate in violation of applicable Environmental Laws; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws;
           (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a Material Adverse Effect; and (iv) any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA (or the equivalent thereof in any foreign jurisdiction), treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                     (d) neither the Borrower nor any of its Subsidiaries has received written notice that it is required to conduct an environmental clean-up under any Environmental Law by virtue of the transactions set forth herein and contemplated hereby.

           7.17. SUBSIDIARIES, ETC. SCHEDULE 7.17 (as amended and in effect from time to time pursuant to Section 8.11) sets forth a complete and accurate list of all of the Subsidiaries of the Borrower. As of the Closing Date, none of the Subsidiaries of the Borrower is a Significant Subsidiary.

           7.18. DISCLOSURE. None of this Credit Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower or any of its Subsidiaries in the case of any document or information not furnished by it or any of its Subsidiaries) necessary in order to make the statements herein or therein not misleading. There is no fact known to the Borrower or any of its Subsidiaries which has a Material Adverse Effect, or which is reasonably likely in the future to have a Material
Adverse Effect, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

           7.19. TRANSACTIONS WITH SLC. All transactions engaged in prior to the Closing Date by the Borrower or any of its Subsidiaries and SLC or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which SLC has a substantial interest or is an officer, director, trustee or partner, including any contract, agreement or other arrangement, contain terms that overall are no more favorable to SLC or such other Person than would have been obtainable on an arm's-length basis in the ordinary course of business. Set forth on SCHEDULE 7.19 hereto are all material agreements (including any extensions, amendments or other updates to such agreements) between the Borrower or any of its Subsidiaries and SLC, existing as of the Closing Date, copies of which (together with any extensions, amendments or other updates to such agreements) have been provided to the Administrative Agent.

                            8. AFFIRMATIVE COVENANTS.

           The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Issuing Lender has any obligation to issue, extend, amend or renew any Letters of Credit:

           8.1. PUNCTUAL PAYMENT. Subject to the grace periods set forth in
Section 13.1(b), the Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Administrative Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

           8.2. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage an independent certified public accountant.

           8.3. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to each of the Lenders:

                     (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the consolidated and combined balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related consolidated and combined statement of income and consolidated and combined statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and combined statements to be in reasonable detail, prepared in accordance with GAAP, and audited by an independent certified public accountant;

                     (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated and combined balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated and combined statement of income and consolidated and combined statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the chief financial officer or treasurer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

                     (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the chief financial officer or treasurer of the Borrower in substantially the form of EXHIBIT C hereto (a "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 10;

                     (d) as soon as practicable after the filing or mailing thereof, copies of all financial statements, disclosure statements, reports and proxies filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

                     (e) as soon as practicable, but in any event not later than thirty (30) days after the filing of the 10K of the Borrower, annual income statements, balance sheets and cash flow statements for the immediately succeeding fiscal year of the Borrower and its Subsidiaries delivered to the Administrative Agent;

                     (f) as soon as practicable notice of the Borrower's and SLC's intent to cause the Shareholder Distribution to occur; and

                     (g) from time to time such other additional information regarding the financial position of the Borrower and its Subsidiaries as the Administrative Agent may reasonably request.

           8.4.  NOTICES.

                     8.4.1. DEFAULTS. The Borrower will promptly notify the Administrative Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default, together with a reasonably detailed description thereof, and the actions the Borrower proposes to take with respect thereto. If any Person shall give any notice to the Borrower or any of its Affiliates or, to the best knowledge of the Borrower, take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Administrative Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

                     8.4.2. ENVIRONMENTAL EVENTS. The Borrower will promptly give notice to the Administrative Agent (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing (or for which any written report supplemental to any oral report is made) to any Governmental Authority and (b) upon receipt of notice thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency or any Governmental Authority of potential environmental liability, that could have a Material Adverse Effect.

                     8.4.3. NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders in writing promptly of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on the Borrower or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders, in writing, in form and detail reasonably satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $5,000,000.

                     8.4.4. ERISA EVENTS. The Borrower will (a) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068
           of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA and (b) upon the request of the Administrative Agent, promptly furnish to the Administrative Agent a copy of all actuarial statements required to be submitted under all Applicable Pension Legislation.

                     8.4.5. NOTICE OF CHANGE OF FISCAL YEAR END. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative

           Agent in writing thirty (30) days prior to any change of the date of the end of its fiscal or financial year from that set forth in
           Section 7.4.1.

           8.5. LEGAL EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its legal existence, rights and franchises and that of its Subsidiaries. It (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; PROVIDED that nothing in this Section 8.5 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate have a Material Adverse Effect.

           8.6. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

           8.7. TAXES. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and PROVIDED further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

           8.8.  INSPECTION OF PROPERTIES AND BOOKS, ETC.

                     8.8.1. GENERAL. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of the Administrative Agent and any Lender (prior to the occurrence or continuation of a Default or an Event of Default, at the Administrative Agent's or such Lender's expense, as applicable, unless otherwise agreed to by the Administrative Agent or such Lender, as applicable, and the Borrower, and following the occurrence or continuation of a Default or an Event of Default, at the Borrower's expense) to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times, upon reasonable notice and as often as may reasonably be desired.

                     8.8.2. COMMUNICATIONS WITH ACCOUNTANTS. If a Default or Event of Default shall have occurred or be continuing, the Borrower authorizes the Administrative Agent and, if accompanied by the Administrative Agent, the Lenders to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries.

           8.9. COMPLIANCE WITH LAWS. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its Governing Documents, (c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments.

           8.10. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans and obtain Letters of Credit solely for the purposes set forth in Section 7.15.1.

           8.11.  SUBSIDIARIES.

                     8.11.1. ADDITIONAL SUBSIDIARIES. If, after the Closing Date, the Borrower or any of its Subsidiaries creates or acquires, either directly or indirectly, any Subsidiary, (a) it will promptly notify the Administrative Agent of such creation or acquisition, as the case may be, and provide the Administrative Agent (for itself and the Lenders) with an updated SCHEDULE 7.17, (b) one hundred percent (100%) of the capital stock or other equity interests of such Subsidiary shall be owned by the Borrower or one or its Subsidiaries, and (c) contemporaneously with the formation of such Subsidiary, the Borrower shall, or shall cause such Subsidiary to, take all other action required by this Section 8.11.

                     8.11.2. NEW GUARANTORS. The Borrower will cause each Significant Subsidiary (including any Subsidiary which, on or after the Closing Date, becomes a Significant Subsidiary) created, acquired (including any Significant Subsidiary acquired pursuant to Section
           9.5.1 hereof) or otherwise existing, on or after the Closing Date to promptly become a Guarantor and shall cause such Significant Subsidiary to execute and deliver to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a Guaranty in the form of EXHIBIT E hereto and to comply with all conditions precedent set forth therein.

           8.12. TRANSACTIONS WITH SLC. Following the Closing Date, all transactions between the Borrower or any of its Subsidiaries and SLC (other than those transactions described in the agreements listed on SCHEDULE 7.19 hereto, as such agreements are in effect on the Closing Date), or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which SLC has a substantial interest or is an officer, director, trustee or partner, including any contract, agreement or other arrangement, shall be on terms no more favorable to SLC or such other Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

           8.13. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

                         9. CERTAIN NEGATIVE COVENANTS.

           The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Issuing Lender has any obligations to issue, extend, amend or renew any Letters of Credit:

           9.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                     (a) Indebtedness to the Lenders, the Issuing Lender and the Administrative Agent arising under any of the Loan Documents;

                     (b) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                     (c) Indebtedness existing on the date hereof and listed and described on SCHEDULE 9.1 hereto;

                     (d) Indebtedness incurred in connection with guarantees and/or comfort letters issued by the Borrower in respect of obligations of its Subsidiaries or Specified Joint Ventures or Minority Owned Joint Ventures, PROVIDED that the aggregate principal amount of such Indebtedness of the Borrower shall not exceed the aggregate amount of $25,000,000 at any one time;

                     (e) Indebtedness in respect of derivative contracts described in clause (h) of the definition of the term "Indebtedness" consisting of foreign exchange contracts entered into in the ordinary course of business and for non-speculative purposes;

                     (f) Indebtedness in respect of Capitalized Leases and Synthetic Leases, PROVIDED that the aggregate principal amount of such Indebtedness of the Borrower shall not exceed the aggregate amount of $10,000,000 at any one time;

                     (g) Indebtedness in respect of letters of credit in the ordinary course of business (other than Letters of Credit);

                     (h) Indebtedness in respect of Investments permitted pursuant to Section 9.3(g) hereof;

                     (i) Indebtedness of the type described in clause (g) of the definition of "Indebtedness" in an aggregate amount not to exceed $10,000,000 at any time; and

                     (j) other Indebtedness of the Borrower and its Subsidiaries, PROVIDED that the aggregate principal amount of such Indebtedness of the Borrower and its Subsidiaries shall not exceed the aggregate amount of $15,000,000 at any one time.

           9.2.  RESTRICTIONS ON LIENS.

                               9.2.1. PERMITTED LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any "RECEIVABLES" as defined in clause (g) of the definition of the term "INDEBTEDNESS," with or without recourse; PROVIDED that the Borrower or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

                     (i) Liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

                     (ii) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or Liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

                     (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                     (iv) Liens on properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                     (v) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens on properties, in respect of obligations not overdue or which the Borrower is diligently contesting in good faith;

                     (vi) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens and other minor Liens, PROVIDED that none of such Liens (A) interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, and (B) individually or in the aggregate have a Material Adverse Effect;

                     (vii) Liens existing on the date hereof and listed on
           SCHEDULE 9.2 hereto;

                     (viii) Liens to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature, in each such case arising in the ordinary course of business;

                     (ix) Liens with respect to Indebtedness permitted under Sections 9.1(f) and (i) hereof;

                     (x) Liens with respect to deposit arrangements described in the agreements listed on SCHEDULE 7.19 hereto (as such agreements are in effect on the Closing Date); and

                     (xi) other Liens not otherwise permitted hereunder, PROVIDED that such Liens do not secure more than Indebtedness in an aggregate amount outstanding or committed in excess of $5,000,000, which Indebtedness is also permitted under Section 9.1 hereof.

                               9.2.2. RESTRICTIONS ON NEGATIVE PLEDGES AND
           UPSTREAM LIMITATIONS. The Borrower will not, nor will it permit any of its Subsidiaries to (a) enter into or permit to exist any arrangement or agreement (other than the Credit Agreement and the other Loan Documents) which directly or indirectly prohibits the Borrower or any of its Subsidiaries from creating, assuming or incurring any Lien upon its properties, revenues or assets or those of any of its Subsidiaries whether now owned or hereafter acquired, or (b) enter into any agreement, contract or arrangement (other than the Credit Agreement and the other Loan Documents) restricting the ability of any Subsidiary of the Borrower to pay or make dividends or distributions in cash or kind to the Borrower, to make loans, advances or other payments of whatsoever nature to the Borrower, or to make transfers or distributions of all or any part of its assets to the Borrower, in each case other than customary anti-assignment provisions contained in leases and licensing agreements entered into by the Borrower or such Subsidiary in the ordinary course of its business and other than the SLC Negative Pledge.

           9.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                     (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

                     (b) demand deposits, certificates of deposit, bank acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

                     (c) securities commonly known as "COMMERCIAL PAPER" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's, and not less than "A 1" if rated by S&P;

                     (d) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in Sections 9.3(a) and (b);

                     (e) mutual funds which invest solely in the items described in Sections 9.3(a) - (d);

                     (f) Investments existing on the date hereof and listed on
           SCHEDULE 9.3 hereto;

                     (g) (i) Investments consisting of the Guaranties, (ii) Investments by the Borrower in any Guarantor hereunder or by any Guarantor in the Borrower or any other Guarantor, (iii) Investments in Subsidiaries which are not Guarantors PROVIDED that the aggregate of such Investments of the Borrower in Subsidiaries which are not Guarantors shall not exceed the aggregate amount of $15,000,000, and (iv) Investments in Specified Joint Ventures and Minority Owned Joint Ventures not to exceed $20,000,000;

                     (h) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 9.5.2;

                     (i) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $1,000,000 in the aggregate at any time outstanding;

                     (j) Investments in Permitted Acquisitions (other than Specified Joint Ventures and Minority Owned Joint Ventures) permitted by Section 9.5.1(a) hereof; and

                     (k) other Investments of the Borrower and its Subsidiaries not to exceed the aggregate amount of $5,000,000.

           9.4. RESTRICTED PAYMENTS. The Borrower will not make any Restricted Payments; PROVIDED, HOWEVER, that so long as no Default or Event of Default has occurred and is continuing or would exist as a result thereof, the Borrower shall be permitted to (a) make repurchases of its Capital Stock in the open market or from employees or former employees of the Borrower or any of its Subsidiaries pursuant to stock option plans and employee benefit plans of the Borrower and its Subsidiaries, so long as the aggregate amount of the consideration paid by the Borrower for all such repurchases does not exceed the sum of $35,000,000 PLUS, on a cumulative basis, forty percent (40%) of positive Consolidated Net Income for each fiscal quarter subsequent to December 30, 2000, and (b) make payments required by the agreements set forth on SCHEDULE 7.19 hereto (as such agreements are in effect on the Closing Date).

           9.5.  MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

                     9.5.1. MERGERS AND ACQUISITIONS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger, amalgamation or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except (a) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower; (b) the merger or consolidation of two or more Subsidiaries of the Borrower; and (c) any asset or stock or other equity interest acquisition by the Borrower or any of its Subsidiaries of Persons in the same or similar line of business as the Borrower (a "Permitted Acquisition") where (1) the Borrower has notified the Administrative Agent of such Permitted Acquisition; (2) the business to be acquired would not subject the Administrative Agent or the Lenders to any additional regulatory or third party approvals in connection with the exercise of its rights and remedies under this Credit Agreement or any other Loan Document;
           (3) no contingent liabilities will be incurred or assumed in connection with such Permitted Acquisition which could reasonably be expected to have a Material Adverse Effect, and any Indebtedness incurred or assumed in connection with such Permitted Acquisition shall have been permitted to be incurred or assumed pursuant to
           Section 9.1 hereof; (4) the Borrower has provided the Administrative Agent with such other information as was reasonably requested by the Administrative Agent; (5) after the consummation of the Permitted Acquisition (other than a Permitted Acquisition which constitutes a Specified Joint Venture or a Minority Owned
           Joint Venture), to the extent such acquisition was a stock acquisition, the Person so acquired is merged with and into the Borrower or its Subsidiary, with the Borrower or such Subsidiary, as the case may be, being the survivor of such merger; (6) the aggregate amount of the purchase price for all Permitted
           Acquisitions (or series of related acquisitions), Specified Joint Ventures and Minority Owned Joint Ventures shall not exceed $25,000,000 in any fiscal year and shall not exceed $40,000,000 over the life of this Credit Agreement, with the amount of the purchase price for all Specified Joint Ventures and Minority Owned Joint Ventures in any fiscal year or over the life of this Credit Agreement not to exceed $20,000,000; (7) the board of directors and the shareholders (if required by applicable law), or the equivalent, of each of the Borrower and the Person to be acquired has approved such merger, consolidation or acquisition and such Permitted Acquisition is otherwise considered "friendly"; (8) if the Permitted Acquisition is of a Significant Subsidiary, the Borrower complies with the requirements of Section 8.11 hereof with respect to the Significant Subsidiary so acquired; and (9) the Borrower has delivered to the Administrative Agent and the Lenders a certificate of the chief financial officer or treasurer of the Borrower (A) to the effect that the Borrower and its Subsidiaries, on a consolidated and consolidating basis, will be solvent upon the consummation of the Permitted Acquisition; (B) certifying and attaching a pro forma Compliance Certificate evidencing compliance with Section 10 hereof immediately prior to and immediately after giving effect to such Permitted Acquisition, and fairly presenting the financial condition of the Borrower and its Subsidiaries as of the date thereof and after giving effect to such Permitted Acquisition; and (C) to the effect that no Default or Event of Default then exists or would result after giving effect to the Permitted Acquisition.

                     9.5.2. DISPOSITION OF ASSETS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) the sale of inventory, the licensing of intellectual property and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices; (b) the disposition of individual stores in the ordinary course of business consistent with past practices; and (c) dispositions with respect to Indebtedness permitted under Section 9.1(i) hereof.

           9.6. SALE AND LEASEBACK. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

           9.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, and will not permit any of its Subsidiaries to, in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release or threatened release of Hazardous Substances on, upon or into the Real Estate or
(e) otherwise violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, in each case which would have a Material Adverse Effect or a material adverse effect on the environment.

           9.8. EMPLOYEE BENEFIT PLANS. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any ERISA Affiliate will:

                     (a) engage in any "PROHIBITED TRANSACTION" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

                     (b) permit any Guaranteed Pension Plan to incur an "ACCUMULATED FUNDING DEFICIENCY", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

                     (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

                     (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to Section 307 of ERISA or
           Section 401(a)(29) of the Code;

                     (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities; or

                     (f) permit or take any action which would contravene any Applicable Pension Legislation.

           9.9. BUSINESS ACTIVITIES. The Borrower will not, and will not permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Closing Date and in related businesses.

           9.10. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

                            10. FINANCIAL COVENANTS.

           The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Issuing Lender has any obligation to issue, extend, amend or renew any Letters of Credit:

           10.1. FIXED CHARGE RATIO. The Borrower will not, during any Reference Period ending during any period described in the table set forth below, permit the Fixed Charge Ratio for such Reference Period to be less than the ratio set forth opposite such period in such table:

               Period                                         Ratio
               ------                                         -----
Closing Date through March 30, 2002                           1.75:1
           Thereafter                                         2.00:1

           10.2. LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio at the end of any Reference Period to be greater than 1.50 to 1 at the end of such period.

           10.3. CONSOLIDATED TANGIBLE NET WORTH. As of the end of any fiscal quarter of the Borrower, the Borrower will not permit Consolidated Tangible Net Worth to be less than the sum of $90,000,000 PLUS, on a cumulative basis, 50% of positive Consolidated Net Income for each fiscal quarter subsequent to December 30, 2000.

                             11. CLOSING CONDITIONS.

           The obligations of the Lenders to make the initial Revolving Credit Loans and of the Issuing Lender to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to February 27, 2001:

           11.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. The Administrative Agent shall have received fully executed copies of each such document in sufficient quantities to deliver one (1) fully executed original of each such document to each Lender.

           11.2. CERTIFIED COPIES OF GOVERNING DOCUMENTS. The Administrative Agent shall have received from the Borrower and each of the Guarantors, in sufficient quantities to deliver one (1) to each Lender, copies, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of its Governing Documents as in effect on such date of certification.

           11.3. CORPORATE OR OTHER ACTION. All corporate (or other) action necessary for the valid execution, delivery and performance by the Borrower and each of the Guarantors of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to the Administrative Agent in sufficient quantities to deliver one (1) copy of such evidence to each Lender.

           11.4. INCUMBENCY CERTIFICATE. The Administrative Agent shall have received from the Borrower and each of the Guarantors, in sufficient quantities to deliver one (1) original of such incumbency certificate to each Lender, an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Guarantor, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Borrower or such Guarantor, each of the Loan Documents to which the Borrower or such Guarantor is or is to become a party; (b) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

           11.5. CERTIFICATES OF LOCATION AND UCC SEARCH RESULTS. The Administrative Agent shall have received from each of the Borrower and the Guarantors a completed and fully executed certificate of location and the results of UCC searches (and the equivalent thereof in all applicable foreign jurisdictions), indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent.

           11.6. CERTIFICATES OF INSURANCE. The Administrative Agent shall have received a certificate of insurance from an independent insurance broker dated on or before the Closing Date and/or such other evidence of insurance as is satisfactory to the Administrative Agent, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Loan Documents.

           11.7. OPINION OF COUNSEL. The Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and the Administrative Agent, dated as of the Closing Date and in sufficient quantities to deliver one (1) original of each such opinion to each Lender, in form and substance satisfactory to the Administrative Agent, from:

                     (a) Latham & Watkins, counsel to the Borrower and the Guarantors; and

                     (b) Ballard Spahr Andrews & Ingersoll, LLP, Maryland counsel to the Borrower.

           11.8. PAYMENT OF FEES. The Borrower shall have paid to the Lenders or the Administrative Agent, as appropriate, the Fees pursuant to Sections 4.6, 5.1 and 5.2.

           11.9. TERMINATION OF SLC REVOLVING CREDIT FACILITY; PAYOFF LETTER. The Administrative Agent shall have received a payoff letter from SLC, indicating the amount of the loan obligations of the Borrower to SLC to be discharged on the Closing Date, indicating that a portion of the proceeds of the initial Loan, in an amount equal to the aggregate loan obligations of the Borrower to SLC, are to be paid to SLC, and an acknowledgment by SLC that upon receipt of such funds, all loan obligations from the Borrower to SLC will have been repaid, all commitments to lend will have been terminated and it will forthwith execute and deliver to the Administrative Agent for filing all termination statements and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by the Borrower or any of its Subsidiaries in favor of SLC. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that all amounts owed by SLC to the Borrower (excluding amounts owed after the Closing Date under the Master Separation Agreement and the agreements listed on SCHEDULE
7.19 hereto as such agreements are in effect on the Closing Date), whether in the form of intercompany Indebtedness, intercompany receivables or otherwise, have been paid in full.

           11.10. CLOSING CERTIFICATE. The Borrower shall have delivered to the Administrative Agent a certificate, dated as of the Closing Date, stating that, as of such date (a) the representations and warranties set forth herein or in any other Loan Document are true and correct, and (b) no Default or Event of Default has occurred and is continuing.

           11.11. PRO FORMA COMPLIANCE CERTIFICATE. The Borrower shall have delivered to the Administrative Agent and each of the Lenders a statement certified by the chief financial officer or treasurer of the Borrower in substantially the form of EXHIBIT C hereto (a "Compliance Certificate") and setting forth in reasonable detail computations evidencing PRO FORMA compliance as of the Interim Balance Sheet Date with the covenants contained in Section 10.

                        12. CONDITIONS TO ALL BORROWINGS.

           The obligations of the Lenders to make any Loan and of the Issuing Lender to issue, extend, amend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

           12.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension, amendment or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

           12.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or to participate in the issuance, extension, amendment or renewal of such Letter of Credit or in the reasonable opinion of the Administrative Agent would make it illegal for the Issuing Lender to issue, extend, amend or renew such Letter of Credit.

           12.3. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Administrative Agent and the Administrative Agent's Special Counsel, and the Lenders, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

                    13. EVENTS OF DEFAULT; ACCELERATION; ETC.

           13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("EVENTS OF DEFAULT" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "DEFAULTS") shall occur:

                     (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable (including, without limitation, under and pursuant to Section 3.2(a) and (b)), whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                     (b) the Borrower or any of its Subsidiaries shall fail to pay any interest on the Loans, any Fees, or other sums due hereunder or under any of the other Loan Documents, within three (3) Business Days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                     (c) the Borrower shall fail to comply with any of its covenants contained in Sections 8.1, the first sentence of 8.4.1, the first sentence of 8.5, 9.1 - 9.6 or 10;

                     (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 13.1) for thirty (30) days after written notice of such failure has been given to the Borrower by the Administrative Agent;

                     (e) any representation or warranty of the Borrower or any of its Subsidiaries (whether in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement) shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                     (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, in an aggregate principal amount in excess of $5,000,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases, in an aggregate principal amount in excess of $5,000,000, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

                     (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

                     (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                     (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $5,000,000;

                     (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                     (k) the Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $5,000,000, or the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $5,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), PROVIDED that the Administrative Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $5,000,000 and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

                     (l) the Borrower or any of its Subsidiaries is obligated to repurchase $5,000,000 or more of receivables of the type described in clause (g) of the definition of "Indebtedness" hereof, whether sold under a purchase facility or otherwise, or a termination event occurs in connection with any such sale or with respect to any such facility; or

                     (m)       a Change of Control shall occur;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the event of any Event of Default specified in Sections 13.1(g) or 13.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender.

           13.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 13.1(g) or Section 13.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Loans to the Borrower and the Issuing Lender shall be relieved of all further obligations to issue, extend, amend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Administrative Agent may and, upon the request of the Required Lenders, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans and the Issuing Lender shall be relieved of all further obligations to issue, extend, amend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

           13.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 13.1, each Lender, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Administrative Agent and the Required Lenders but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Administrative Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                                 14. THE AGENT.

           14.1.  AUTHORIZATION.

                     (a) The Administrative Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent.

                     (b) The relationship between the Administrative Agent and each of the Lenders is that of an independent contractor. The use of the term "ADMINISTRATIVE AGENT" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Lenders.

                     (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a "REPRESENTATIVE" of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Administrative Agent with respect to all cash collateral for Letters of Credit described in Sections 4.2(b) and (c) hereof and guaranties contemplated by the Loan Documents.

           14.2. EMPLOYEES AND ADMINISTRATIVE AGENTS. The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. Prior to the existence of a Default or an Event of Default, the Administrative Agent may utilize the services of such Persons as the Administrative Agent in consultation with the Borrower may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

Following the occurrence and during the continuation of a Default or an Event of Default, the Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

           14.3. NO LIABILITY. Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

           14.4.  NO REPRESENTATIONS.

                     14.4.1. GENERAL. The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, cash collateral for Letters of Credit described in Sections 4.2(b) and (c) hereof for the Notes, or for the value of any such cash collateral for Letters of Credit or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, cash collateral for Letters of Credit described in Sections 4.2(b) and (c) hereof for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

                     14.4.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in Section 11, each Lender that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Administrative Agent or the Arranger to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be to be consent to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent or the Arranger active upon the Borrower's account shall have received notice from such Lender prior to the Closing Date specifying such Lender's objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent or the Arranger to such effect on or prior to the Closing Date.

           14.5.  PAYMENTS.

                     14.5.1. PAYMENTS TO ADMINISTRATIVE AGENT. A payment by the Borrower to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

                     14.5.2. DISTRIBUTION BY ADMINISTRATIVE AGENT. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                     14.5.3. DELINQUENT LENDERS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (a) to make available to the Administrative Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of Section 16.1 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

           14.6. HOLDERS OF NOTES. The Administrative Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

           14.7. INDEMNITY. The Lenders ratably agree hereby to indemnify and hold harmless the Administrative Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Administrative Agent or such affiliate has not been reimbursed by the Borrower as required by
Section 16.2), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Administrative Agent's willful misconduct or gross negligence.

           14.8. ADMINISTRATIVE AGENT AS LENDER. In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Administrative Agent.

           14.9. RESIGNATION. The Administrative Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a financial institution having a rating of not less than A or its equivalent by S&P. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor

Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

           14.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this
Section 14.10 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

                        15. ASSIGNMENT AND PARTICIPATION.

           15.1. CONDITIONS TO ASSIGNMENT BY LENDERS. Except as provided herein, each Lender may assign to one or more Eligible Assignees, all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); PROVIDED that (a) each of the Administrative Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent, in the case of the Borrower, will not be unreasonably withheld; except that the consent of the Borrower or the Administrative Agent shall not be required in connection with any assignment by a Lender to (i) an existing Lender or (ii) a Lender Affiliate of such Lender,
(b) each assignment (or, in the case of assignments by a Lender to its Lender Affiliates, the aggregate holdings of such Lender and its Lender Affiliates after giving effect to such assignments), shall be in an amount which, if less than all of such assigning Lender's rights and obligations under this Credit Agreement, is a whole multiple of $5,000,000 or a lesser amount agreed to by the Administrative Agent, the Borrower and such assigning Lender, and (c) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT D hereto (an "ASSIGNMENT AND ACCEPTANCE"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (y) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (z) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in Section 15.3, be released from its obligations under this Credit Agreement.

           15.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto that the representations and warranties and agreements set forth in
Section 3 of the Assignment and Acceptance are true and correct as of the date such Assignment and Acceptance is executed.

           15.3. REGISTER. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Administrative Agent a registration fee in the sum of $3,500.

           15.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall record the information contained therein in the Register. Promptly upon the request of the assignee or the assignor thereunder, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Note(s), shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Note(s), shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. The surrendered Note(s) shall be cancelled and returned to the Borrower.

           15.5. PARTICIPATIONS. Each Lender may sell participations to one or more Lenders or other entities in all or a portion of such Lender's rights and obligations under this Credit Agreement and the other Loan Documents; PROVIDED that (a) each such participation shall be in an amount of not less than $2,500,000, (b) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any Commitment Fee or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

           15.6. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Lender is an Affiliate of the Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section
13.1 or Section 13.2, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans or Reimbursement Obligations. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section 13.1 or Section 13.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans or Reimbursement Obligations to the extent of such participation.

           15.7. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Lender shall retain its rights to be indemnified pursuant to Section 16.3 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Administrative Agent certification satisfactory in form and substance to the Administrative Agent as to its exemption from deduction or withholding of any United States federal income taxes. If any Reference Lender transfers all of its interest, rights and obligations under this Credit Agreement, the Administrative Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Required Lenders, appoint another Lender to act as a Reference Lender hereunder. Anything contained in this Section 15 to the contrary notwithstanding, any Lender may at any time pledge or assign a security interest in all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to secure obligations of such Lender, including any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. Any foreclosure or similar action by any Person in respect of such pledge or assignment shall be subject to the other provisions of this Section 15. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents, provide any voting rights hereunder to the pledgee thereof, or affect any rights or obligations of the Borrower or Administrative Agent hereunder.

           15.8. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

                     16. PROVISIONS OF GENERAL APPLICATION.

           16.1. SETOFF. Regardless of the adequacy of any cash collateral for Letters of Credit described in Sections 4.2(b) and (c) hereof, following the occurrence and during the continuation of an Event of Default, any deposits or other sums credited by or due from any of the Lenders to the Borrower in the possession of such Lender may be applied to or set off against the payment of Obligations of the Borrower to such Lender. Each of the Lenders agree with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Lender, other than Indebtedness evidenced by the Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, and (b) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

           16.2. EXPENSES. The Borrower agrees to pay (a) any taxes (including any interest and penalties in respect thereto) payable by the Administrative Agent, any Issuing Lender, the Swing Line Lender or any of the Lenders (other than taxes based upon or measured by the income or profits of the Administrative Agent, any Issuing Lender, the Swing Line Lender or any Lender) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Administrative Agent, each Issuing Lender, the Swing Line Lender and each Lender with respect thereto), (b) the reasonable fees, expenses and disbursements of the Administrative Agent's Special Counsel or any local counsel to the Administrative Agent incurred in connection with the preparation, syndication or administration of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (c) the reasonable fees, expenses and disbursements of the Administrative Agent or any of its Affiliates incurred by the Administrative Agent or such Affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein and subject to the limitations contained in the Fee Letter, (d) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Lender, any Issuing Lender, the Swing Line Lender or the Administrative Agent, and reasonable consulting, accounting, appraisal, investment bankruptcy and similar professional fees and charges) incurred by any Lender, any Issuing Lender, the Swing Line Lender or the Administrative Agent in connection with
(i) the enforcement of or preservation of rights under any of the Loan
Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's, any Issuing Lender's, the Swing Line Lender's or the Administrative Agent's relationship with the Borrower or any of its Subsidiaries, except, in each case, to the extent resulting solely from the bad faith, willful misconduct or gross negligence of such party. The covenants contained in this Section 16.2 shall survive payment or satisfaction in full of all Obligations.

           16.3. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Arranger, their affiliates, the Issuing Lender(s), the Swing Line Lender and the Lenders from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation,
(a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (c) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law or laws related to Hazardous Substances or any action, suit, proceeding or investigation in relation thereto, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, except to the extent resulting from the bad faith, willful misconduct or gross negligence of such indemnified party. In litigation, or the preparation therefor, the Lenders, the Issuing Lender(s), the Swing Line Lender and the Administrative Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 16.3 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.
The covenants contained in this Section 16.3 shall survive payment or satisfaction in full of all other Obligations.

           16.4.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

                     16.4.1. CONFIDENTIALITY. Each of the Lenders, the Issuing Lender(s), the Swing Line Lender and the Administrative Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders, the Issuing Lender(s), the Swing Line Lender or the Administrative Agent, PROVIDED that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 16,
           (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders, any Issuing Lender, the Swing Line Lender or the Administrative Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Lender, any Issuing Lender, the Swing Line Lender or the Administrative Agent, or to auditors or accountants, (e) to the Administrative Agent, any Issuing Lender, the Swing Line Lender, any Lender or any Financial Affiliate, (f) in connection with any litigation to which any one or more of the Lenders, any Issuing Lender, the Swing Line Lender, the Administrative Agent or any Financial Affiliate is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Lender Affiliate or a Subsidiary of the Administrative Agent, or
           (h) with the consent of the Borrower.

                     16.4.2. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Lenders, the Issuing Lender(s), the Swing Line Lender, the Financial Affiliate(s) and the Administrative Agent shall notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or pursuant to legal process; PROVIDED, however, that in the event such disclosure is required pursuant to such order of a court or the order, request or demand of any administrative or regulatory agency or authority, such Lender, such Issuing Lender, the Swing Line Lender, such Financial Affiliate and the Administrative Agent will provide the Borrower with notice prior to its disclosure of the same in order to allow (to the extent practicable) sufficient time for the Borrower to respond to or defend such order, request or demand.

                     16.4.3. OTHER. In no event shall any Lender, any Issuing Lender, the Swing Line Lender or the Administrative Agent be obligated or required to return any materials furnished to it or any Financial Affiliate by the Borrower or any of its Subsidiaries. The obligations of each Lender under this Section 16 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Lender.

           16.5. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders, the Issuing Lender(s), the Swing Line Lender and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and the issuance, extension, amendment or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or the Issuing Lender has any obligation to issue, extend, amend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement.

           16.6. NOTICES. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                     (a) if to the Borrower, at 516 West 34th Street, New York, New York 10001, Attention: Nancy Walsh, Treasurer, with a copy to the General Counsel of the Borrower, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

                     (b) if to the Administrative Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Susan L. Pardus-Galland, Director, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice; and

                     (c) if to any Lender, at such Lender's address set forth on
           SCHEDULE 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

           Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof. Any notice or other communication to be made hereunder or under the Notes or any Letter of Credit Applications, even if otherwise required to be in writing under other provisions of this Credit Agreement, the Notes or any Letter of Credit Applications, may alternatively be made in an electronic record transmitted electronically under such authentication and other procedures as the parties hereto may from time to time agree in writing (but not an electronic record), and such electronic transmission shall be effective at the time set forth in such procedures. Unless otherwise expressly provided in such procedures, such an electronic record shall be equivalent to a writing under the other provisions of this Credit Agreement, the Notes or any Letter of Credit Applications, and such authentication, if made in compliance with the procedures so agreed by the parties hereto in writing (but not an electronic record), shall be equivalent to a signature under the other provisions of this Credit Agreement, the Notes or any Letter of Credit Applications.

           16.7. GOVERNING LAW. THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 16.6. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

           16.8. HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

           16.9. COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

           16.10. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 16.12.

           16.11. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING LENDER, THE SWING LINE LENDER AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT, ANY ISSUING LENDER, THE SWING LINE LENDER OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower acknowledges and agrees that the Administrative Agent, the Issuing Lender(s), the Swing Line Lender and the Lenders have been induced to enter into this Credit Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein and that no representative, agent or attorney of any such party has represented to the Borrower that such party would not, in the event of litigation, seek to enforce the foregoing waivers.

           16.12. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Credit Agreement to be given by the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Required

Lenders. Notwithstanding the foregoing, no amendment, modification or waiver shall:

                     (a) without the written consent of the Borrower and each Lender directly affected thereby:

                               (i) reduce or forgive the principal amount of any
                     Loans or Reimbursement Obligations, or reduce the rate of interest on the Notes or the amount of the Commitment Fee or Letter of Credit Fees, including, for purposes of calculation of the Applicable Margin, as a result of a change in the definition of Fixed Charge Ratio or any of the components thereof or the method of calculation thereto (it being understood that any change to the definition of Fixed Charge Ratio or any of the components thereof or the method of calculation thereto for purposes of calculating the covenants in Section 10 hereof shall only require the written consent of the Borrower and the Required Lenders), but excluding interest accruing pursuant to Section 5.11.2 following the effective date of any waiver by the Required Lenders of the Default or Event of Default relating thereto;

                               (ii)  increase the amount of such Lender's
                     Commitment or extend the expiration date of such Lender's Commitment; and

                               (iii) postpone or extend the Revolving Credit
                     Loan Maturity Date or any other regularly scheduled dates for payments of principal of, or interest on, the Loans or Reimbursement Obligations or any Fees or other amounts payable to such Lender (it being understood that (A) a waiver of the application of the default rate of interest pursuant to Section 5.11.2, (B) any vote to rescind any acceleration made pursuant to Section 13.1 of amounts owing with respect to the Loans and other Obligations and (C) any modifications of the provisions relating to amounts, timing or application of prepayments of Loans and other Obligations shall require only the approval of the Required Lenders);

                     (b) without the written consent of all of the Lenders, amend or waive this Section 16.12 or the definition of Required Lenders;

                     (c) without the written consent of the Administrative Agent, amend or waive Section 14, the amount or time of payment of the Administrative Agent's Fee payable for the Administrative Agent's account or any other provision applicable to the Administrative Agent; and

                     (d) without the written consent of the Swing Line Lender, amend or waive Section 2.6.2, the amount or time of payment of the Swing Line Loans or any other provision applicable to the Swing Line Lender; and

                     (e) without the written consent of the Issuing Lender, amend or waive any Letter of Credit Fees payable for the Issuing Lender's account or any other provision applicable to the Issuing Lender.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent, any Issuing Lender, the Swing Line Lender or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

           16.13. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

           IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                    COACH, INC.



                    By: ________________________________________________________
                            Name:
                            Title:

                    FLEET NATIONAL BANK, individually and as Administrative
                    Agent



                    By: ________________________________________________________
                            Name:  Susan L. Pardus-Galland
                            Title:  Director

                    THE CHASE MANHATTAN BANK



                    By: ________________________________________________________
                            Name:
                            Title:

                    NATIONAL CITY BANK



                    By: ________________________________________________________
                            Name:
                            Title:


                    HSBC BANK USA



                    By: ________________________________________________________
                            Name:
                            Title:

                    THE BANK OF NEW YORK



                    By: ________________________________________________________
                            Name:
                            Title:

                    FIRSTAR BANK, N.A.



                    By: ________________________________________________________
                            Name:
                            Title:

                    THE NORTHERN TRUST COMPANY



                    By: ________________________________________________________
                            Name:
                            Title:

                                                                       EXHIBIT A

                          FORM OF REVOLVING CREDIT NOTE

$[_____]                                                _______________, __ ____


         FOR VALUE RECEIVED, the undersigned COACH, INC., a Maryland corporation (the "Borrower"), hereby promises to pay to the order of [INSERT LENDER], a [INSERT ENTITY] (the "Lender"), at the Administrative Agent's Office (as defined in the Credit Agreement referred to below):

                  (a) prior to or on the Revolving Credit Loan Maturity Date the principal amount of [INSERT AMOUNT] DOLLARS ($______) or, if less, the aggregate unpaid principal amount of Revolving Credit Loans advanced by the Lender to the Borrower pursuant to the Revolving Credit Agreement dated as of February 27, 2001 (as amended and in effect from time to time, the "Credit Agreement"), by and among the Borrower, Fleet National Bank, a national banking association ("Fleet"), the other lending institutions listed on Schedule 1 thereto and Fleet, as administrative agent (the "Administrative Agent") for itself and such other lending institutions, and in the principal amounts outstanding hereunder from time to time at the times provided in the Credit Agreement; and

                  (b) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rate provided in the Credit Agreement.

         This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Lender and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Borrower irrevocably authorizes the Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to any Revolving Credit Loans shall be PRIMA FACIE evidence (absent manifest error) of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

         The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of cash collateral for Letters of Credit described in Sections 4.2(b) and (c) of the Credit Agreement and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 16.6 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the undersigned has caused this Revolving Credit Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

                                   COACH, INC.


                                   By: ___________________________________
                                        Name:
                                        Title:


--------------------------------------------------------------------------------

                                  Amount of      Balance of
                  Amount       Principal Paid     Principal          Notation
  Date           of Loan         or Prepaid        Unpaid            Made By:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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

                                                                       EXHIBIT B

                                     FORM OF
                                  LOAN REQUEST

                                   COACH, INC.
                              516 WEST 34TH STREET
                               NEW YORK, NY 10001

                         Dated: as of _______ ___, _____



Fleet National Bank, as Administrative Agent
100 Federal Street
Boston, MA  02110

Attention:  Susan L. Pardus-Galland, Director

         RE:      REVOLVING CREDIT LOAN REQUEST UNDER
                  REVOLVING CREDIT AGREEMENT, DATED AS OF FEBRUARY 27, 2001

Ladies and Gentlemen:

         Reference is hereby made to that certain Revolving Credit Agreement, dated as of February 27, 2001 (as amended and in effect from time to time, the "Credit Agreement"), by and among COACH, INC. (the "Borrower"), FLEET NATIONAL BANK and the other lending institutions listed on SCHEDULE 1 thereto (collectively, the "Lenders"), and FLEET NATIONAL BANK as administrative agent, for the Lenders (in such capacity, the "Administrative Agent"). Capitalized terms which are used herein and not otherwise defined shall have the same meanings assigned to such terms in the Credit Agreement.

         Pursuant to Section 2.6.1 of the Credit Agreement, we hereby request a Revolving Credit Loan as follows:


         Principal Amount                                      $_______________
         Proposed Drawdown Date                                ________________
         Loan Type                                             ________________
         Interest Period (if a Eurodollar Rate Loan)           ________________


We understand that this request is irrevocable and binding on us and obligates us to accept the requested Revolving Credit Loan on such date.

         We hereby certify (a) that we will use the proceeds of the requested Revolving Credit Loan in accordance with the provisions of the Credit Agreement, (b) that each of the representations and warranties contained in the Credit Agreement or any of the other Loan Documents delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which they were made and each of the representations and warranties contained in the Credit Agreement are true at and as of the date hereof, with the same effect as if made at and as of the date hereof except, in each case, (i) to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents, (ii) to the extent of changes that singly or in the aggregate have not or are not reasonably expected to have a Material Adverse Effect, and (iii) to the extent that such representations and warranties relate expressly to an earlier date, and (c) that no Default or Event of Default has occurred and is continuing.

                                      Very truly yours,

                                      COACH, INC.

                                      By:_________________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT C

                                     FORM OF
                             COMPLIANCE CERTIFICATE

                                  _______, 200_

Fleet National Bank, as Administrative Agent
100 Federal Street
Boston, MA  02110
Attention:  Susan L. Pardus-Galland, Director

Ladies and Gentlemen:

        Reference is hereby made to that certain Revolving Credit Agreement, dated as of February 27, 2001 (as amended and in effect from time to time, the "Credit Agreement"), by and among COACH, INC. (the "Borrower"), FLEET NATIONAL BANK and the other lending institutions listed on SCHEDULE 1 thereto (collectively, the "Lenders"), and FLEET NATIONAL BANK as administrative agent, for the Lenders (in such capacity, the "Administrative Agent"). Capitalized terms which are used herein and not otherwise defined shall have the same meanings assigned to such terms in the Credit Agreement.

        Pursuant to Section 8.4(c) of the Credit Agreement, the undersigned [Chief Financial Officer/Treasurer] of the Borrower hereby certifies to you as follows: (a) the information furnished in the calculations attached hereto was true and correct as of the last day of the fiscal quarter ended ______________, 200__; (b) as of the date of this certificate, there exists no Default or Event of Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default or an Event of Default; and (c) the financial statements delivered herewith were prepared in accordance with generally accepted accounting principles.

        IN WITNESS WHEREOF, the undersigned officer has duly executed this Compliance Certificate as of the date first written above.

                                      COACH, INC.


                                      By:_________________________________
                                      Name:
                                      Title:

                             COMPLIANCE CERTIFICATE

                                   COACH, INC.

                          As of_______________________


1.       SECTION 10.1 - FIXED CHARGE RATIO

         (a) Consolidated EBITDAR for the Reference Period ending as of such date equals:

                  (i)      Consolidated EBIT equal to:

                           (A)      Consolidated Net Income                             $__________
                           (B)      PLUS consolidated income taxes                      $__________
                           (C)      PLUS Consolidated Total Interest Expense            $__________
                           (D)      Consolidated EBIT (sum of (A), (B) and (C))         $__________

                  (ii)     Consolidated EBITDA equal to:

                           (A)      Consolidated EBIT (from line 1(a)(i)(D))            $__________
                           (B)      PLUS consolidated depreciation                      $__________
                           (C)      PLUS consolidated amortization                      $__________
                           (D)      Consolidated EBITDA (sum of (A), (B) and (C))       $__________

                  (iii)    Consolidated EBITDAR equal to:

                           (A)      Consolidated EBITDA (from line 1(a)(ii)(D))         $__________
                           (B)      PLUS Rental Expense                                 $__________
                           (C)      Consolidated EBITDAR (sum of (A) and (B))           $__________

         (b)      Capital Expenditures                                                  $__________

         (c)      Consolidated EBITDAR MINUS Capital Expenditures equals
                  ((a)(iii)(C) MINUS (b))                                               $__________

         (d)      Consolidated Total Interest Expense PLUS Rental Expense (sum
                  of line 1(a)(i)(C) and line 1(a)(iii)(B))                             $___________

         (e)      ratio of line 1(c) to line 1(d) equals                                 _____:_____

         (f)      ratio set forth on line (e) not to be less than the ratio set forth opposite the applicable period in the table below:


--------------------------------------------------------------------------------
                PERIOD                                  RATIO
--------------------------------------------------------------------------------
          Closing Date through                          1.75:1
             March 30, 2002
--------------------------------------------------------------------------------
               Thereafter                               2.00:1
--------------------------------------------------------------------------------


                     COMPLIANCE                 ______ YES/NO

 2.      SECTION 10.2 - LEVERAGE RATIO

         (a)      Consolidated Total Funded Debt as of the date
                  first written above                              $___________

         (b)      Consolidated EBITDA (from line 1(a)(ii)(D))      $___________

         (c)      Ratio of (a) to (b) not to be greater than 1.50: 1.00.

                           COMPLIANCE                         ______ YES/NO



3.        SECTION 10.3 - CONSOLIDATED TANGIBLE NET WORTH

         (a)      sum of all amounts included under shareholders'
                  equity on the consolidated balance sheet of
                  Borrower and its Subsidiaries                    $___________

         (b)      total book value of all intangible assets PLUS
                  any write-ups in book value of assets of the
                  Borrower or its Subsidiaries resulting from any
                  revaluations subsequent to December 30, 2000     $___________

         (c)      Consolidated Tangible Net Worth equals 3(a)
                  MINUS 3(b)                                       $___________


         (d)      cumulative amount of positive quarterly
                  Consolidated Net Income of the Borrower and its
                  Subsidiaries for each fiscal quarter subsequent
                  to December 30, 2000                             $___________

                                       MULTIPLIED BY  50% equals   $___________

                                       PLUS $90,000,000 equals     $___________

         (e)      line 3(c) MINUS line 3(d) (must be greater
                  than zero):                                      $___________


                     COMPLIANCE                 ______ YES/NO

                                                                       EXHIBIT D


                            ASSIGNMENT AND ACCEPTANCE

                          Dated as of _______ __, _____

         Reference is made to the Revolving Credit Agreement, dated as of February 27, 2001 (as from time to time amended and in effect, the "Credit Agreement"), by and among COACH, INC., a Maryland corporation (the "Borrower"), FLEET NATIONAL BANK, a national banking association ("Fleet"), the other lending institutions which become parties thereunder (each a "Lender," and collectively, the "Lenders"), and Fleet, as administrative agent (in such capacity, the "Administrative Agent") for itself and the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         [____________________________________________](the "Assignor") and
[______________________________________](the "Assignee") hereby agree as follows:

         1. ASSIGNMENT. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $______ interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to ____% in respect of the Total Commitment immediately prior to the Effective Date (as hereinafter defined).

         2. ASSIGNOR'S REPRESENTATIONS. The Assignor (i) represents and warrants that (A) it is legally authorized to enter into this Assignment and Acceptance, (B) as of the date hereof, its Commitment is $_______________, its Commitment Percentage is ________________%, the aggregate outstanding principal balance of its Revolving Credit Loans equals $________________, the aggregate amount of its Letter of Credit Participations equals $_______________ (in each case after giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (C) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (ii) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the

Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto.

         3. ASSIGNEE'S REPRESENTATIONS. The Assignee (i) represents and warrants that (A) it is duly and legally authorized to enter into this Assignment and Acceptance, (B) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (C) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 7.4 and 8.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) represents and warrants that it is an Eligible Assignee; (v) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (vii) acknowledges that it has made arrangements with the Assignor satisfactory to the Assignee with respect to its PRO RATA share of Letter of Credit Fees in respect of outstanding Letters of Credit; and (viii) acknowledges that it has complied with the provisions of the second sentence of Section 15 of the Credit Agreement to the extent applicable.

         4. EFFECTIVE DATE. The effective date for this Assignment and Acceptance shall be ________ __, _____ (the "Effective Date"). Following the execution of this Assignment and Acceptance, each party hereto shall deliver its duly executed counterpart hereof to the Administrative Agent for acceptance by the Administrative Agent and recording in the Register by the Administrative Agent. SCHEDULE 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the SCHEDULE 1 annexed hereto.

         5. RIGHTS UNDER CREDIT AGREEMENT. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and
(ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; PROVIDED, HOWEVER, that the Assignor shall retain its rights to be indemnified pursuant to
Section 16.3 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

         6. PAYMENTS. Upon such acceptance of this Assignment and Acceptance by the Administrative Agent and such recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Administrative Agent or with respect to the making of this assignment directly between themselves.

         7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

         8. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                      [ASSIGNOR]


                                      By:_________________________________
                                          Name:
                                          Title:



                                      [ASSIGNEE]


                                      By:_________________________________
                                           Name:
                                           Title:

CONSENTED TO:


FLEET NATIONAL BANK,
as Administrative Agent



By:____________________________
    Name:
    Title:



COACH, INC.



By:____________________________
    Name:
    Title:

                                                                       EXHIBIT E


                                FORM OF GUARANTY

         GUARANTY, dated as of __________________ __, _____, by
[_______________], a[AN] [_________________](the "Guarantor") in favor of (i)
FLEET NATIONAL BANK, a national banking association, as administrative agent (hereinafter, in such capacity, the "Administrative Agent") for itself and the other lending institutions (hereinafter, collectively, and including, without limitation, the Swing Line Lender and any Issuing Lender, the "Lenders") which are or may become parties to a Revolving Credit Agreement dated as of February 27, 2001 (as amended and in effect from time to time, the "Credit Agreement"), among COACH, INC., a Maryland corporation (the "Borrower"), the Lenders and the Administrative Agent and (ii) each of the Lenders.

         WHEREAS, the Borrower and the Guarantor are members of a group of related corporations, the success of any one of which is dependent in part on the success of the other member[s] of such group;

         WHEREAS, the Guarantor expects to receive substantial direct and indirect benefits from the extensions of credit to the Borrower by the Lenders pursuant to the Credit Agreement (which benefits are hereby acknowledged);

         WHEREAS, it is a condition precedent to the Lenders' making any loans or otherwise extending credit to the Borrower under the Credit Agreement that the Guarantor execute and deliver to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a guaranty substantially in the form hereof; and

         WHEREAS, the Guarantor wishes to guaranty the Borrower's obligations to the Lenders and the Administrative Agent under or in respect of the Credit Agreement as provided herein;

         NOW, THEREFORE, the Guarantor hereby agrees with the Lenders and the Administrative Agent as follows:

         1. DEFINITIONS. The term "Obligations" and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

         2. GUARANTY OF PAYMENT AND PERFORMANCE. The Guarantor hereby guarantees to the Lenders and the Administrative Agent the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations including all such which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the Federal Bankruptcy Code and the operation of Sections 502(b) and 506(b) of the Federal Bankruptcy Code. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Administrative Agent or any Lender first attempt to collect any of the Obligations from the Borrower or resort to any cash collateral for Reimbursement Obligations as contemplated by Sections 4.2(b) and (c) of the Credit Agreement or other means of obtaining payment. Should the Borrower default in the payment or performance of any of the Obligations, the obligations of the Guarantor hereunder with respect to such Obligations in default shall, upon demand by the Administrative Agent, become immediately due and payable to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Administrative Agent on any number of occasions. All payments by the Guarantor hereunder shall be made to the Administrative Agent, in the manner and at the place of payment specified therefor in the Credit Agreement, for the account of the Lenders and the Administrative Agent.

         3. GUARANTOR'S AGREEMENT TO PAY ENFORCEMENT COSTS, ETC. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Administrative Agent, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by the Administrative Agent or any Lender in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Section 3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Credit Agreement, PROVIDED that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

         4. WAIVERS BY GUARANTOR; LENDER'S FREEDOM TO ACT. The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto. The Guarantor waives promptness, diligences, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing (with respect to cash collateral for Reimbursement Obligations as contemplated by Sections 4.2(b) and (c) of the Credit Agreement) or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged (except as otherwise expressly provided herein), in whole or in part, or otherwise affected by (i) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (iii) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the Credit Agreement, the Note, the other Loan Documents or any other agreement evidencing, securing (with respect to cash collateral for Reimbursement Obligations as contemplated by Sections 4.2(b) and (c) of the Credit Agreement) or otherwise executed in connection with any of the Obligations, (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation; (v) the adequacy of any rights which the Administrative Agent or any Lender may have against any cash collateral for Reimbursement Obligations as contemplated by Sections 4.2(b) and (c) of the Credit Agreement or other means of obtaining repayment of any of the Obligations; (vi) the impairment of any cash collateral for Reimbursement Obligations as contemplated by Sections 4.2(b) and (c) of the Credit Agreement, including without limitation the failure to preserve any rights which the Administrative Agent or any Lender might have in such cash collateral or the substitution, exchange, surrender, release, loss or destruction of any such cash collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor. To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law which would otherwise prevent the Administrative Agent or any Lender from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against the Guarantor before or after the Administrative Agent's or such Lender's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Administrative Agent or any Lender.

         5. UNENFORCEABILITY OF OBLIGATIONS AGAINST BORROWER. If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Borrower by reason of the Borrower's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the Note, the other Loan Documents or any other agreement evidencing, securing (with respect to cash collateral for Reimbursement Obligations as contemplated by Sections 4.2(b) and (c) of the Credit Agreement) or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

         6.  SUBROGATION; SUBORDINATION.

                  6.1. WAIVER OF RIGHTS AGAINST BORROWER. Until the final payment and performance in full of all of the Obligations, (a) the Guarantor shall not exercise and hereby waives any rights against the Borrower arising as a result of payment by the Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Administrative Agent or any Lender in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; (b) the Guarantor will not claim any setoff, recoupment or counterclaim against the Borrower in respect of any liability of the Guarantor to the Borrower; and (c) the Guarantor waives any benefit of and any right to participate in any cash collateral for Reimbursement Obligations as contemplated by Sections 4.2(b) and (c) of the Credit Agreement which may be held by the Administrative Agent or any Lender.

                  6.2. SUBORDINATION. The payment of any amounts due with respect to any indebtedness of the Borrower for money borrowed or credit received now or hereafter owed to the Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. The Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to the Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Lenders and the Administrative Agent and be paid over to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

                  6.3. PROVISIONS SUPPLEMENTAL. The provisions of this Section 6 shall be supplemental to and not in derogation of any rights and remedies of the Lenders and the Administrative Agent under any separate subordination agreement which the Administrative Agent may at any time and from time to time enter into with the Guarantor for the benefit of the Lenders and the Administrative Agent.

         7. CONDITIONS PRECEDENT. Concurrently with the execution and delivery of this Guaranty, the Guarantor shall deliver to the Administrative Agent all such evidence of corporate or other entity authorization of this Guaranty, certified copies of organizational documents, incumbency certificates, good standing certificates, legal opinions with respect to this Guaranty (including local counsel opinions where applicable) and other documentation as the Administrative Agent may reasonably request in connection with the authorization, execution, delivery and performance of this Guaranty, in form and substance satisfactory to the Administrative Agent. The Guarantor agrees to deliver to the Administrative Agent fully executed copies of this Guaranty in sufficient quantities to deliver one (1) fully executed original of each such document to each Lender and the Administrative Agent.

         8. SETOFF. Regardless of the adequacy of any cash collateral for Reimbursement Obligations as contemplated by Sections 4.2(b) and (c) of the Credit Agreement or other means of obtaining payment of any of the Obligations, each of the Administrative Agent and the Lenders is hereby authorized at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Guarantor under this Guaranty, whether or not the Administrative Agent or such Lender shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

         9. FURTHER ASSURANCES. The Guarantor agrees that it will from time to time, at the request of the Administrative Agent, do all such things and execute all such documents as the Administrative Agent may consider necessary or desirable to give full effect to this Guaranty and to preserve the rights and powers of the Lenders and the Administrative Agent hereunder. The Guarantor acknowledges and confirms that the Guarantor itself has established its own adequate means of obtaining from the Borrower on a continuing basis all information desired by the Guarantor concerning the financial condition of the Borrower and that the Guarantor will look to the Borrower and not to the Administrative Agent or any Lender in order for the Guarantor to keep adequately informed of changes in the Borrower's financial condition.

         10. TERMINATION; REINSTATEMENT. This Guaranty shall remain in full force and effect until the Administrative Agent is given written notice of the Guarantor's intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice shall be effective unless received and acknowledged by an officer of the Administrative Agent at the address of the Administrative Agent for notices set forth in Section 16.6 of the Credit Agreement. No such notice shall affect any rights of the Administrative Agent or any Lender hereunder, including without limitation the rights set forth in Sections 4 and 6, with respect to any Obligations incurred or accrued prior to the receipt of such notice or any Obligations incurred or accrued pursuant to any contract or commitment in existence prior to such receipt. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all as though such payment had not been made or value received.

         11. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Lender may assign or otherwise transfer the Credit Agreement, the Note, the other Loan Documents or any other agreement or note held by it evidencing, securing (with respect to cash collateral for Reimbursement Obligations as contemplated by Sections 4.2(b) and (c) of the Credit Agreement) or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Lender herein, all in accordance with Section 15 of the Credit Agreement. The Guarantor may not assign any of its obligations hereunder.

         12. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Administrative Agent with the written consent of the Required Lenders. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         13. NOTICES. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or, in the case of telegraphic or telexed notice, when transmitted, answer back received, addressed as follows: if to the Guarantor, at the address set forth beneath its signature hereto, and if to the Administrative Agent, at the address for notices to the Administrative Agent set forth in Section 16.6 of the Credit Agreement, or at such address as either party may designate in writing to the other.

         14. GOVERNING LAW; CONSENT TO JURISDICTION. THIS GUARANTY IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the address specified by reference in Section 13. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

         15. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Guarantor hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Guarantor acknowledges and agrees that the Administrative Agent and the Lenders, in entering into the Credit Agreement and the other Loan Documents to which the Administrative Agent or any Lender is a party, the Administrative Agent and the Lenders are relying upon, among other things, the waivers and certifications contained in this Section 15 and that no representative, agent or attorney of any such party has represented to the Guarantor that such party would not, in the event of litigation, seek to enforce the foregoing waivers.

         16. MISCELLANEOUS. This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of any of the Obligations or cash collateral for Reimbursement Obligations as contemplated by Sections 4.2(b) and (c) of the Credit Agreement. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                                      [NAME OF GUARANTOR]


                                      By: ________________________________
                                           Name:
                                           Title:

                                      Address:

                                      ____________________________________

                                      ____________________________________

                                      ____________________________________

                                      Telex:  ____________________________

                                   Coach, Inc.
                $100M Senior Unsecured Revolving Credit Facility
                           SCHEDULE 9.1: INDEBTEDNESS
                                February 27, 2001


1. An irrevocable standby letter of credit for the benefit of Sara Lee Corporation pursuant to that certain Lease Indemnification and Reimbursement Agreement dated August 24, 2000, between Sara Lee Corporation, a Maryland corporation, and Coach, Inc., a Maryland corporation.

2. Indebtedness in respect of that certain Development Agreement between the City of Jacksonville and Coach, Inc. (as successor by merger to Coach Distribution Company), dated as of October 10, 1994, in an aggregate principal amount outstanding as of the Closing Date of not greater than $3,800,000.